UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Church & Dwight Co., Inc.

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Church & Dwight Co., Inc.

2018	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey 08628

MEETING DATE: May 3, 2018

CHURCH & DWIGHT CO., INC.

LOCATION OF THE MEETING CHURCH & DWIGHT CO., INC. Princeton South Corporate Park 500 Charles Ewing Boulevard Ewing, New Jersey 08628 USA (609) 806-1200 www.churchdwight.com

Notice of Annual Meeting of Stockholders to be held Thursday, May 3, 2018.

The Annual Meeting of Stockholders of Church & Dwight Co., Inc. will be held at Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628 on Thursday, May 3, 2018 at 12:00 p.m., Eastern Daylight Time, to consider and take action on the following:

1.	Election of four nominees to serve as directors for a term of three years each;
2.	An advisory vote to approve compensation of our named executive officers;
3.	Proposal to amend and restate our Amended and Restated Certificate of Incorporation to provide for the annual election of all directors and eliminate or update certain outdated provisions;
4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018; and
5.	Transaction of such other business as may properly be brought before the meeting or any adjournments thereof.

All stockholders are cordially invited to attend, although only those stockholders of record as of the close of business on March 6, 2018 will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Whether or not you expect to attend the meeting, we urge you to vote by submitting your proxy. You may vote your proxy four different ways: by mail, via the Internet, by telephone, or in person at the meeting. Please refer to detailed instructions included herein or with the Notice Regarding the Availability of Proxy Materials.

By Order of the Board of Directors, PATRICK D. DE MAYNADIER Corporate Secretary

Ewing, New Jersey

March 23, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 3, 2018: The Notice of Annual Meeting, Proxy Statement and 2017 Annual Report to Stockholders are available at: https://materials.proxyvote.com/171340.

TABLE OF CONTENTS

Church & Dwight Co. | 2018 Proxy Statement

Church & Dwight Co. | 2018 Proxy Statement

SUMMARY

PROXY STATEMENT SUMMARY

This summary highlights important information you will find in this proxy statement. This summary does not contain all of the information you should consider. You should read the complete proxy statement and our 2017 Annual Report before voting.

In this proxy statement, the words “Church & Dwight,” “Company,” “we,” “our,” “ours,” and “us” and similar terms refer to Church & Dwight Co., Inc. and its consolidated subsidiaries.

2018 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 3, 2018 at 12:00 p.m., Eastern Daylight Time

Place:	Church & Dwight Co., Inc. Princeton South Corporate Park 500 Charles Ewing Boulevard Ewing, New Jersey 08628

Directions:	Directions to the Annual Meeting are included at the end of this proxy statement

Record Date:	March 6, 2018

VOTING MATTERS AND BOARD OF DIRECTORS RECOMMENDATIONS

Proposals		Board Recommendation	Vote Required
1:	Election of four nominees to serve as directors for a term of three years each	FOR EACH NOMINEE	Majority of votes cast
2:	Advisory vote to approve the compensation of our named executive officers	FOR	Majority of votes present and entitled to vote
3:	Proposal to amend and restate our Amended and Restated Certificate of Incorporation to provide for the annual election of all directors and eliminate or update certain outdated provisions	FOR	Two-thirds of votes outstanding and entitled to vote
4:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for 2018	FOR	Majority of votes present and entitled to vote

Matthew T. Farrell, Ravichandra K. Saligram, Robert K. Shearer and Laurie J. Yoler are the nominees to serve as members of the Company’s Board of Directors (“Board” or “Board of Directors”) until our 2021 Annual Meeting of Stockholders. Detailed information about all of our directors’ and director nominee’s backgrounds and areas of expertise can be found beginning on page 7.

				Committees
Name	Position	Director Since	Independent	Audit	Compensation and Organization	Governance and Nominating	Executive
Matthew T. Farrell	President and Chief Executive Officer, Church & Dwight Co, Inc.	2016					X

Ravichandra K. Saligram	Chief Executive Officer Ritchie Bros. Auctioneers Incorporated	2006	X			X

Robert K. Shearer	Retired Senior Vice President and Chief Financial Officer of VF Corporation	2008	X	Chair			X

Laurie J. Yoler	Former SVP, Business Development, Qualcomm, Inc. & President, Qualcomm Labs		X		(1)	(1)

(1) If elected to the Board, Ms. Yoler will be appointed to the Compensation & Organization and Governance & Nominating committees.

Church & Dwight Co. | 2018 Proxy Statement	1

SUMMARY

CORPORATE GOVERNANCE

We strive to maintain effective corporate governance practices and policies. We believe that the following practices and policies contribute to our strong governance profile:

Director Independence	◾	8 of 10 directors are independent under the NYSE listing standards. Ms. Yoler, our new director nominee, is also independent under the NYSE’s listing standards
	◾	3 fully independent Board committees: Audit, Compensation & Organization, and Governance & Nominating
	◾	Independent Lead Director presides over executive sessions of the Board and facilitates communication with the independent directors
Board Accountability	◾

Our directors are subject to “majority voting”, and each incumbent director nominee submits, prior to the Annual Meeting, an irrevocable resignation in writing that our Board of Directors may accept if a majority of stockholders do not re-elect the director in an uncontested election

Board Leadership	◾	Annual assessment and determination of Board leadership structure
	◾	Annual election of independent Lead Director when Chairman/Chief Executive Officer (“CEO”) roles are combined or when the Chairman is not independent
	◾	Lead Director has strong role and significant governance duties, including approval of Board agendas and chairing executive sessions of all independent directors
Board Evaluation and Effectiveness	◾	Annual Board, Committee, and individual director evaluations
Board Refreshment	◾	Board members submit resignation letters effective upon the election of their successor following their 72nd birthday (the Board may waive this requirement if in the best interest of stockholders)
	◾	Annual review of board succession plans
Director Engagement	◾	Each director attended at least 75-percent of the aggregate number of meetings held by the Board and all Committees of the Board on which such director served in 2017
	◾	Board policy limits director membership to four other public company boards (without the approval of the Governance & Nominating Committee)
	◾	Stockholder ability to contact directors (as described beginning on page 19)
Director Access	◾	Significant interaction with the Company’s senior business leaders through regular business reviews
	◾	Directors have direct access to senior management and other employees
	◾	Directors have authorization to hire outside experts and consultants and to conduct independent investigations
Clawback and Anti- Hedging Policies	◾

Clawback policy permits the Company to recoup certain compensation payments and grants, under the Company’s Second Amended and Restated Annual Incentive Plan (“Annual Incentive Plan”) and Amended and Restated Omnibus Equity Compensation Plan, to the extent required by law. Insider trading policy prohibits directors, officers, and other designated employees from engaging in any pledging, short sales, or hedging involving Company stock

Share Ownership	◾	CEO is required to hold shares equivalent to 6x base salary
	◾	CFO is required to hold shares equivalent to 3x base salary
	◾	All other senior executives are required to hold shares equivalent to 2.5x base salary
	◾	Directors are required to hold shares equivalent to 5x the standard annual retainer
Compensation Practices	◾	Target compensation opportunities are competitive in markets in which we compete for management talent
	◾	Use of short-term and long-term incentives ensure a strong connection between Company performance and actual compensation realized
	◾	No excise tax gross-ups for change-in-control payments
	◾	No defined pension benefit plan or similarly actuarially valued pension plan for executives
	◾	Limited perquisites
	◾ ◾	Repricing of stock options is prohibited without prior stockholder approval Our Annual Incentive Plan utilizes four diverse metrics to avoid over-emphasis on any one measure

Church & Dwight Co. | 2018 Proxy Statement	2

PROXY STATEMENT

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628

(609) 806-1200

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by our Board for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 3, 2018 and at any adjournments thereof.

Who Can Vote

Each holder of record of our common stock at the close of business on March 6, 2018 is entitled to vote at the Annual Meeting. At the close of business on March 6, 2018, there were 244,126,653 shares of our common stock outstanding.

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

The Securities and Exchange Commission (“SEC”) has adopted rules that allow us to mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders may access these materials and vote over the Internet or by telephone or request delivery of a full set of materials by mail or email. We have elected to utilize this process for the Annual Meeting. We began mailing the required notice, called a Notice Regarding Availability of Proxy Materials (“Notice”), to stockholders on or about March 23, 2018. The proxy materials have been posted on the Internet, at https://materials.proxyvote.com/171340. If you received a Notice by mail, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

How You Can Vote

You may vote by any of the following methods:

•

In person.    Stockholders of record and beneficial stockholders with shares held in street name (held in the name of a broker or other nominee) may vote in person at the Annual Meeting. If you hold shares in street name, you must obtain a legal proxy from your broker or other nominee to vote in person at the Annual Meeting.

•	By telephone or via the Internet. You may vote by proxy, either by telephone or via the Internet, by following the instructions provided in the Notice, proxy card, or voting instruction card.
•	By mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by signing and returning the proxy card or voting instruction card.

If you vote by telephone or via the Internet, please have your Notice or proxy card available. The control number appearing on your Notice or proxy card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, and returned a proxy card by mail.

How You May Revoke or Change Your Vote

You have the power to change or revoke your proxy at any time before it is voted at the Annual Meeting as follows:

•

Stockholders of record.    You may change or revoke your vote by submitting a written notice of change or revocation to our Secretary at the address listed above or by submitting another timely vote (including a vote via the Internet or by telephone). For all methods of voting, the last vote cast will supersede all previous votes.

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PROXY STATEMENT

•	Beneficial owners. You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.
•

Savings and Profit Sharing Plan participants.    You may change or revoke your voting instructions by April 30, 2018, by either revising your instructions via the Internet, by telephone, or by submitting to the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date.

Required Vote

You are entitled to cast one vote for each share of common stock you own on March 6, 2018, the record date. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.

Our by-laws provide for majority voting in uncontested director elections. As a result, at the Annual Meeting, directors will be elected by the affirmative vote of a majority of the votes cast (in person or by proxy) in an uncontested election. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker “non-votes” are not counted as votes for or against a nominee. If you “abstain” from voting with respect to director nominees, your shares will be counted for purposes of a quorum, but will have no effect on the election of the nominees. All of our director nominees, except for Ms. Yoler, are currently serving on our Board of Directors. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on our Board of Directors as a “holdover director.” Under our Corporate Governance Guidelines (“Corporate Governance Guidelines”), each incumbent director nominee submits, prior to the Annual Meeting, a contingent resignation that our Board of Directors may accept if stockholders do not re-elect the director. If a director is not re-elected by our stockholders, the Governance & Nominating Committee would make a recommendation to our Board of Directors on whether to accept or reject the resignation of that director, or whether to take other action. Our Board of Directors would act on the resignation, taking into account the Governance & Nominating Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results are certified.

Our proposal to amend and restate our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) for purposes of allowing the annual election of directors and eliminating or updating certain outdated provisions requires the affirmative vote of two-thirds or more of our outstanding shares of common stock entitled to vote at the 2018 Annual Meeting (meaning that of the outstanding shares of common stock, two-thirds of them must be voted “for” the proposal for it to be approved).  Brokers will not have discretionary voting authority to vote on this proposal, and abstentions and broker “non-votes” will have the same effect as a vote against this proposal.  Any other matters that may be acted upon at the Annual Meeting will be determined by the affirmative vote of the majority of votes represented at the meeting (in person or by proxy) and entitled to vote on the matter. An abstention will have the same effect as a vote against with respect to the advisory vote on the compensation of our named executive officers and the ratification of our independent registered public accounting firm for 2018. Brokers will not have discretionary authority to vote on the election of our directors or the advisory vote on the compensation of our named executive officers, and a broker “non-vote” is not counted for purposes of voting on these matters.

How Shares Will be Voted

Stockholders of record.    If you are a stockholder of record and you:

•	indicate when voting via the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or
•	sign and return a proxy card without giving specific voting instructions,

Church & Dwight Co. | 2018 Proxy Statement	4

PROXY STATEMENT

then the proxy holders will vote your shares FOR the election of the nominees described in this proxy statement, FOR the compensation of our named executive officers, FOR the amendment and restatement of our Certificate of Incorporation to provide for the annual election of all directors and eliminate or update certain outdated provisions, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.

Beneficial owners.    If you hold shares in street name (in the name of a broker or other nominee), you must give instructions to your bank or broker on how you would like your shares to be voted. Under applicable New York Stock Exchange (“NYSE”) rules, your bank or broker has discretion to vote on “routine” matters, such as the ratification of the appointment of an independent registered public accounting firm, but does not have discretion to vote on “non-routine” matters, such as the election of directors, the proposal to approve the compensation of our named executive officers, or the proposal to amend and restate our Certificate of Incorporation. Thus, if a bank or broker holds your shares and you do not instruct the bank or broker how to vote on the election of directors, on the proposal related to the advisory vote on compensation of our named executive officers, or on the proposal to amend and restate our Certificate of Incorporation, no votes will be cast on your behalf.

Savings and Profit Sharing Plan participants.    If you participate in the Church & Dwight Co., Inc. Savings and Profit Sharing Plan for Salaried Employees or the Church & Dwight Co., Inc. Savings and Profit Sharing Plan for Hourly Employees (the “Plans”), you may have voting rights regarding shares of our common stock credited to your account in the Plans. In order to permit the trustee to tally and vote the shares held in the Plans (“Plan Shares”), your instructions, whether by Internet, by telephone, or by proxy card, must be submitted on or prior to April 30, 2018. If you do not instruct the trustee how to vote, your Plan Shares will be voted by the trustee in the same proportion that it votes Plan Shares for those accounts in the Plans for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of the Plans and the associated trust agreements.

Other matters.    Our Board of Directors is not aware of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote in their discretion on such matters.

Who can attend the Annual Meeting

Only stockholders as of the record date, March 6, 2018, or duly appointed proxies, may attend the Annual Meeting. No guests will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive

The Annual Meeting will be held at Church & Dwight’s Headquarters, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628. Admission to the Annual Meeting will begin at 11:00 a.m., Eastern Daylight Time.

In order to be admitted to the Annual Meeting, you should:

•	arrive shortly after 11:00 a.m., Eastern Daylight Time, to ensure that you are seated by the commencement of the Annual Meeting at 12:00 p.m., Eastern Daylight Time;
•	be prepared to comply with security requirements, which may include security guards searching all bags, among other security measures;
•

leave your camera at home because cameras, transmission, broadcasting, and other recording devices will not be permitted in the meeting room (and we will ask that smart phones be turned off during the meeting); and

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PROXY STATEMENT

•

bring photo identification, such as a driver’s license, and proof of ownership of our common stock on the record date, March 6, 2018. If you are a holder of record, the top half of your proxy card or your Notice of Availability is your admission ticket. If you hold your shares in street name, a recent brokerage statement or a letter from your bank, broker, trustee, or other nominee are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank, trustee, or other nominee that holds your shares of common stock.

Any holder of a proxy from a stockholder must present a properly executed legal proxy and a copy of the proof of ownership.

If you do not provide photo identification and comply with the other procedures outlined above for attending the Annual Meeting in person, you will not be admitted to the Annual Meeting.

Costs of Solicitation

Solicitation of proxies on our behalf may be made by our directors or employees by mail, in person, and by telephone. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained D.F. King & Co., Inc. (“D.F. King”) to aid in the solicitation of proxies for a fee estimated not to exceed $7,500 plus out-of-pocket expenses. We will pay all costs of the solicitation, and will indemnify D.F. King against liabilities relating to or arising from their proxy solicitation services conducted on our behalf, other than those resulting from D.F. King’s willful misconduct or gross negligence. We also will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for forwarding Notices and proxy materials to beneficial owners.

Church & Dwight Co. | 2018 Proxy Statement	6

PROPOSAL 1

PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for the division of our Board of Directors into three classes, with the directors in each class serving for a term of three years. Our Board of Directors currently consists of ten members, with two classes consisting of three members and one class consisting of four members. After the election of the Directors nominated at the Annual Meeting, the class whose term ends in 2021 will consist of four members. After 14 years of dedicated service, T. Rosie Albright has informed the Board that she will retire from the Board at the end of her current term in May 2018, and will therefore not stand for re-election at the Annual Meeting. Ms. Albright’s board service will end on the date of the Annual Meeting, upon the election and qualification of her successor.

At the Annual Meeting, four directors will be elected to serve until the 2021 Annual Meeting, in each case, until their successors are elected and qualified. Our Board of Directors has nominated Matthew T. Farrell, Ravichandra K. Saligram, and Robert K.  Shearer, all of whom currently serve as members of our Board of Directors, and Laurie J. Yoler, a new director nominee, whose Board service would commence upon her election at the Annual Meeting. All nominees have agreed to be named in this proxy statement and to serve if elected.

In considering individuals to recommend for nomination as directors, the Governance & Nominating Committee seeks persons who collectively possess the range of attributes described below under “Corporate Governance—Governance & Nominating Committee.” The Governance & Nominating Committee and our Board of Directors believe that the nominees listed below and the directors continuing in office collectively possess these attributes, which, together with their respective experience described in the biographical summaries below, make each nominee or director, as applicable, well qualified to serve on our Board of Directors.

We do not anticipate that any of the nominees will become unavailable to serve as a director for any reason. However, if they become unavailable, the persons named in the enclosed form of proxy will vote for any substitute nominee designated by our Board of Directors, unless our Board of Directors determines to reduce the number of directors in the relevant class.

Your Board of Directors unanimously recommends a vote FOR all of the following nominees.

Information concerning the nominees and continuing members of our Board of Directors is provided below:

Standing for Election for Term Expiring in 2021

MATTHEW T. FARRELL
Director since 2016 Non-Independent Age: 61 ◾ Executive Committee

Professional Experience

Mr. Farrell has been our President and Chief Executive Officer since January 2016. From November 2014 to December 2015, he was our Executive Vice President, Chief Operating Officer, and Chief Financial Officer, prior to which he served as our Executive Vice President, Finance and Chief Financial Officer since May 2007. From September 2006 through May 2007, he was our Vice President and Chief Financial Officer. Mr. Farrell was Executive Vice President and Chief Financial Officer of Alpharma Inc. from April 2002 through August 2006. From July 2000 through April 2002, he served as Vice President, Investor Relations & Communications at Ingersoll-Rand Ltd. From November 1994 through June 2000, he held various senior financial positions at AlliedSignal Inc.

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PROPOSAL 1

Other Boards and Appointments

Mr. Farrell currently serves as a member of the Board of Directors of Lydall, Inc., a supplier of engineered thermal, acoustical, and filtration products.

Director Qualifications

Mr. Farrell’s intimate knowledge of our Company, gained through over 11 years of executive service as our Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, combined with his nearly four years of experience as the Chief Financial Officer of a pharmaceutical company and many years of experience in other finance and investor relations roles at large multinational companies enable him to provide important insights and leadership to us and our Board of Directors regarding our operations, including marketing, strategic planning, mergers and acquisitions, finance and capital structure, performance management, business analytics, compliance, risk management, public company reporting and governance, and investor relations.

RAVICHANDRA K. SALIGRAM
Director since 2006 Independent Age: 61 ◾ Governance & Nominating Committee

Professional Experience

Mr. Saligram has been the Chief Executive Officer and a member of the Board of Directors of Ritchie Bros. Auctioneers Incorporated, the world’s largest industrial equipment auctioneer, since July 2014. From November 2010 through November 2013, he served as the Chief Executive Officer, President, and a member of the Board of Directors of OfficeMax Incorporated, a company engaged in business-to-business and retail office products distribution. From 2003 through November 2010, he served in executive management positions with ARAMARK Corporation, a global food services company, including Executive Vice President, President, ARAMARK International, and Chief Globalization Officer, and Senior Vice President of ARAMARK Corporation. From 1994 through 2002, Mr. Saligram served in various capacities for the InterContinental Hotels Group, a global hospitality company, including as President of Brands & Franchise, North America, Chief Marketing Officer & Managing Director, Global Strategy, President, International and President, Asia Pacific. Earlier in his career, Mr. Saligram held various general and brand management positions with S. C. Johnson & Son, Inc. in the United States and overseas.

Director Qualifications

Mr. Saligram’s extensive experience building businesses and brands in the industrial products, office products distribution, consumer packaged goods, hospitality, and consumer and managed services industries and leadership over operational teams in a large number of countries, enable him to provide our Board of Directors with a valuable global perspective on governance and control matters, as well as on strategic planning and risk assessment.

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PROPOSAL 1

ROBERT K. SHEARER
Director since 2008 Independent Age: 66 ◾ Chair, Audit Committee ◾ Executive Committee

Professional Experience

Mr. Shearer retired in March 2015, as Senior Vice President and Chief Financial Officer of VF Corporation, a global lifestyle apparel company where he served in that capacity since May 2005. He also served VF Corporation in several other capacities since 1986, including Vice President, Finance and Chief Financial Officer from July 1998 to May 2005. Earlier in his career, Mr. Shearer held a senior audit position with Ernst & Young LLP.

Other Boards and Appointments

From May 2015 through April 2016, Mr. Shearer served as a member of the Board of Directors of The Fresh Market, Inc., a specialty grocery retailer.

Director Qualifications

Mr. Shearer’s recent role as Chief Financial Officer of VF Corporation, coupled with his 12 years of experience in public accounting, enables him to provide our Board of Directors and the Audit Committee with important insights on a range of financial and internal control matters, as well as on matters relating to capital structure, information systems, risk management, public reporting and investor relations. In addition, his participation in VF Corporation expansion initiatives, including a number of acquisitions and growth in international markets, enables him to provide important insights on international operations, business combination opportunities, and strategic planning.

LAURIE J. YOLER
Independent Age: 53 ◾ To be appointed to the Governance & Nominating Committee and the Compensation & Organization Committee once elected

Professional Experience

Ms. Yoler was the Senior Vice President, Business Development of Qualcomm, Inc. and President, Qualcomm Labs, a wholly-owned subsidiary of Qualcomm, Inc., from March 2013 to January 2016, driving internal innovation and exploring opportunities for new businesses, strategic partnerships, acquisitions, investments, and divestitures.  From February 2006 to March 2013, Ms. Yoler was a partner and Managing Director at GrowthPoint Technology Partners, a Silicon Valley

Church & Dwight Co. | 2018 Proxy Statement	9

PROPOSAL 1

based investment bank.  From September 2004 to July 2005, Ms. Yoler served as Chief Development Officer of Intellectual Ventures LLC, a private equity firm.  From March 2001 to September 2004 and March 2003 to September 2004, Ms. Yoler was Vice President, Business Development and Marketing at Packet Design LLC and Precision I/O, respectively, early stage technology firms.  Prior to that, Ms. Yoler was an integral part of the development and launch of many new innovations and products in her roles at Visa International, Sun Microsystems, Accenture PLC and PricewaterhouseCoopers. Since January 2016, Ms. Yoler has continued to serve as a board member and advisor in the technology industry, and currently serves as a member of the boards of directors of two privately held technology companies.

Other Boards and Appointments

From 2003 to 2008, Ms. Yoler was a founding member and an advisory member of the Board of Directors of Tesla Motors, Inc., a company that designs, develops, manufactures and sells electric vehicles and advanced electric vehicle powertrain components. Ms. Yoler served on Tesla’s Advisory Board from 2008 until 2013.

Director Qualifications

Ms. Yoler’s extensive experience in the technology industry, spanning strategy, product, corporate development, global sales, mergers and acquisitions and business development, enables her to provide valuable insights into a wide variety of matters relating to marketing, business development, international operations and technology.

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PROPOSAL 1

Continuing Directors

Current Term Expires in 2020

JAMES R. CRAIGIE
Chairman since 2007 Director since 2004 Non-Independent Age: 64 ◾ Executive Committee

Professional Experience

Mr. Craigie has been our Chairman since 2007. From May 2007 to January 2016, he was our Chairman and Chief Executive Officer. From July 2004 through May 2007, he was our President and Chief Executive Officer. From December 1998 through September 2003, he was President and Chief Executive Officer and a member of the Board of Directors of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. From 1983 to November 1998, Mr. Craigie held various senior management positions with Kraft Foods Inc. Prior to entering private industry, he served for six years as an officer in the U.S. Navy.

Other Boards and Appointments

Mr. Craigie currently serves as a member of the Boards of Directors of Bloomin’ Brands, Inc., a casual dining company, Newell Brands, a leading global consumer goods company, and the Gettysburg Foundation, a non-profit foundation involved with restoring the Gettysburg battlefields and is an Advisory Board member of Cove Hill Partners, LLC. From 2006 to 2014, he was a member of the Board of Directors of Meredith Corporation, a media and marketing company and from 2013 to 2018, Mr. Craigie was a member of the Board of Directors of TerraVia Holdings, Inc., a renewable oil and bioproducts company.

Director Qualifications

Mr. Craigie’s intimate knowledge of our Company, gained through over ten years of service as our Chief Executive Officer, enables him to provide important insights regarding our operations, including finance, marketing, strategic planning, and senior management personnel matters. In addition, his leadership in connection with several of our acquisitions and dispositions, together with his stewardship over the sale of several businesses at Spalding Sports Worldwide, underscore his strong ability to evaluate business combination and disposition opportunities. Mr. Craigie’s experience as a member of other public company boards and their committees enables him to provide valuable insights into our corporate governance and risk management.

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PROPOSAL 1

ROBERT D. LEBLANC
Lead Director since 2010 Director since 1998 Independent Age: 68 ◾ Chair, Governance & Nominating Committee ◾ Executive Committee

Professional Experience

Mr. LeBlanc retired in 2003 as President and Chief Executive Officer of Handy & Harman, a diversified industrial manufacturer, and as Executive Vice President and member of the Board of Directors of Handy & Harman’s parent company, WHX Corporation, where he had been employed since 1996.

Other Boards and Appointments

From 2008 to 2013, Mr. LeBlanc was a member of the Board of Directors of Joliet Equipment Corporation, an industrial motor and motor repair company. From December 2003 to December 2006, he was a member of the Board of Directors of Opinion Research Corporation, a demographic, health, and market research company. From 2006 to 2011, he was a member of the Board of Advisors of Jetera, Inc., a precision media company.

Director Qualifications

Mr. LeBlanc’s experience as a chief executive officer of an industrial manufacturer and background in the global chemical industry enable him to share important insights with our Board of Directors on a variety of matters involving our Specialty Products Division, the raw materials and processes used in our production facilities, and our operations generally, including marketing, information technology, capital structure and business integration. In addition, his experience as a member of the boards of directors of several public and private companies enables him to provide an informed perspective on interaction with executive management and on executive compensation and corporate governance matters.

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PROPOSAL 1

JANET S. VERGIS
Director since 2014 Independent Age: 53 ◾ Audit Committee ◾ Governance & Nominating Committee

Professional Experience

Ms. Vergis has served as an Executive Advisor for private equity firms since January 2013, where she identifies and evaluates healthcare investment opportunities. From January 2011 to August 2012, she was the Chief Executive Officer of OraPharma, Inc., a specialty pharmaceutical company dedicated to oral health, where she led that company’s successful turnaround and its subsequent sale. From 2004 to 2009, Ms. Vergis served as President of Janssen Pharmaceuticals, McNeil Pediatrics and Ortho-McNeil Neurologics. From 1988 to 2004, she served in various positions of increasing responsibility in executive leadership, research and development, new product development, sales, and marketing with Johnson & Johnson and its subsidiaries.

Other Boards and Appointments

Ms. Vergis is currently a member of the Board of Directors of Impax Laboratories, a technology-based specialty and generic pharmaceutical company and MedDay Pharmaceuticals, a biotechnology company that develops drugs for nervous system disorders. She was also a member of the Board of Directors of OraPharma, Inc., and Lumara Health, a specialty branded pharmaceutical company with a primary focus on women’s healthcare.

Director Qualifications

Ms. Vergis’ more than 25 years of pharmaceutical leadership experience, together with her extensive background in research and development, new product development (including products regulated by the U.S. Food and Drug Administration), sales, and marketing, combined with her focus in the areas of oral health and women’s health, enable her to provide important perspectives to our Board of Directors on a range of matters relating to our operations.

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PROPOSAL 1

Current Term Expires in 2019

BRADLEY C. IRWIN
Director since 2006 Independent Age: 59 ◾ Audit Committee ◾ Compensation & Organization Committee

Professional Experience

Mr. Irwin has been the President and Chief Executive Officer of Welch Foods Inc., a global processor and marketer of juices and jams, since February 2009. Mr. Irwin was President of Cadbury Adams North America LLC, the North American confectionery business unit of Cadbury Schweppes plc. (“Cadbury Schweppes”), from June 2007 through November 2008. From April 2003 through June 2007, Mr. Irwin was President of Cadbury Adams USA LLC, the United States confectionery business unit of Cadbury Schweppes. Mr. Irwin served as President of Mott’s Inc., a business unit of Cadbury Schweppes, from May 2000 through April 2003. From 1980 through 1999, Mr. Irwin served in various capacities for The Procter & Gamble Company.

Director Qualifications

Mr. Irwin’s more than 30 years of experience in the consumer products industry, including his service in executive capacities at large multinational public companies that market products in the same categories as some of our products, enables him to provide valuable insights into a wide variety of matters relating to our operations. These matters include, among others, strategic planning, risk assessment, and international operations.

PENRY W. PRICE
Director since 2011 Independent Age: 49 ◾ Audit Committee ◾ Compensation & Organization Committee

Professional Experience

Mr. Price has been the Vice President, Global Sales, Marketing Solutions of LinkedIn Corporation (a subsidiary of Microsoft Corporation) since October 2013. From June 2011 through October 2013, he was President of Dstillery, Inc., a

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PROPOSAL 1

marketing technology company formerly known as Media6Degrees, LLC. From June 2004 through June 2011, he served in various capacities at Google, Inc., a provider of Internet-related products and services, the last of which was Vice President, Agency Sales and Partnerships, Worldwide. From July 2000 through June 2004, Mr. Price served as Sales Director of Wenner Media, LLC, a company engaged in the publication of magazines and production of radio and television programs, where he was principally responsible for revenue generation and strategic partnerships.

Other Boards and Appointments

Mr. Price was a member of the Board of Directors of Dstillery, Inc. from September 2013 until September 2014.

Director Qualifications

Mr. Price’s extensive experience as a senior executive in companies specializing in digital marketing, advertising, and social networks enables him to provide valuable perspectives on our marketing initiatives and strategies, including the use of social media and digital technology to reach new consumers.

ARTHUR B. WINKLEBLACK
Director since 2008 Independent Age: 60 ◾ Chair, Compensation & Organization Committee ◾ Executive Committee

Professional Experience

Mr. Winkleblack retired in June 2013 as Executive Vice President and Chief Financial Officer of the HJ Heinz Company, a global packaged food manufacturer, where he had been Executive Vice President and Chief Financial Officer since January 2002. From 1999 through 2001, Mr. Winkleblack was Acting Chief Operating Officer, Perform.com, and Chief Executive Officer, Freeride.com, at Indigo Capital. Earlier in his career, Mr. Winkleblack held senior finance positions at the C. Dean Metropoulos Group, Six Flags Entertainment Corporation, AlliedSignal, Inc., and PepsiCo, Inc. Mr. Winkleblack also provides financial and capital markets consulting services to Ritchie Brothers Auctioneers, an industrial auctioneer, where he serves as the Senior Advisor to its CEO, Ravichandra K. Saligram, who also serves on our Board of Directors.

Other Boards and Appointments

Mr. Winkleblack currently serves as a member of the Board of Directors of Performance Food Group, a company specializing in the distribution of food and food-related products to customers throughout the United States, and The Wendy’s Company, a global quick service restaurant company. From 2013 to 2015, he was a member of the Board of Directors of RTI International Metals, Inc., an NYSE-listed company specializing in advanced titanium products for the aerospace, defense and medical device markets.

Director Qualifications

Mr. Winkleblack’s substantial executive experience across a broad range of industries enables him to provide our Board of Directors with knowledgeable perspectives on strategic planning, international operations, and mergers and acquisitions. In addition, his nearly twelve years of experience as the Chief Financial Officer of a large, multinational, consumer goods company enables him to bring important perspectives to our Board of Directors on performance management, business analytics, finance and capital structure, compliance, risk management, public company reporting, and investor relations.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

BOARD COMPOSITION

Our Board of Directors is currently comprised of T. Rosie Albright, James R. Craigie, Matthew T. Farrell, Bradley C. Irwin, Robert D. LeBlanc, Penry W. Price, Ravichandra K. Saligram, Robert K. Shearer, Janet S. Vergis, and Arthur B. Winkleblack.

CORPORATE GOVERNANCE GUIDELINES AND OTHER CORPORATE GOVERNANCE DOCUMENTS

Our Corporate Governance Guidelines, including guidelines for the determination of director independence, the responsibilities and duties of our Board of Directors, director access to management and independent advisors, director compensation, the committees of our Board of Directors, and other matters relating to our corporate governance, are available on the “Investors” page of our website, www.churchdwight.com. Also available on the “Investors” page are other corporate governance documents, including our Code of Conduct (“Code of Conduct”) and the Charters of the Audit Committee, Compensation & Organization Committee, and Governance & Nominating Committee.

Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

BOARD OF DIRECTORS INDEPENDENCE

Our Corporate Governance Guidelines provide that a majority of our Board of Directors shall consist of independent directors who meet the criteria for independence required by the NYSE listing standards. A director will be considered independent if our Board of Directors affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder, or officer of an organization that has a relationship with us). In assessing the materiality of a relationship, our Board of Directors considers all relevant facts and circumstances. In addition to the independence standards established by the NYSE, we have adopted categorical standards under the Corporate Governance Guidelines designed to assist our Board of Directors in assessing independence. Under these standards, none of the following relationships necessarily disqualifies a director or nominee from being considered “independent”:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with us,
•

A director’s service as an executive officer of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from us for property or services in an amount which, in any of the last three fiscal years, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues, or

•

A director’s service as an executive officer of a charitable organization that received annual contributions from the Company that have not exceeded the greater of $1 million or two percent of such charitable organization’s annual gross revenues in any of such charitable organization’s last three fiscal years.

Our Board of Directors reviewed and analyzed the independence of each director and each nominee for director in January 2018 (February 2018, with respect to Ms. Yoler) to determine whether any particular relationship or transaction involving any director, or any director’s affiliates or immediate family members, was inconsistent with a determination that the director is independent for purposes of serving on our Board of Directors and its committees. During this review, our Board examined transactions and relationships between directors or their affiliates and family members and Church & Dwight. As a result of this review, in January 2018 and in February 2018, our Board affirmatively determined that each of T. Rosie Albright, Bradley C. Irwin, Robert D. LeBlanc, Penry W. Price, Ravichandra K. Saligram, Robert K. Shearer, Janet S. Vergis, Arthur B. Winkleblack and new director nominee, Laurie J. Yoler, is independent within the meaning of the NYSE listing standards and under the categorical standards described in the Corporate Governance Guidelines.

Our Board of Directors has further determined that each of the members of the Audit Committee, Compensation & Organization Committee, and Governance & Nominating Committee is independent within the meaning of the NYSE listing standards, and that the members of the Audit Committee and the Compensation & Organization Committee meet the additional independence requirements of the NYSE listing standards applicable to audit committee members and compensation committee members, respectively.

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CORPORATE GOVERNANCE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors who served on the Compensation & Organization Committee in fiscal year 2017 has ever served as one of our officers or employees. In addition, none of the directors who served on the Compensation & Organization Committee had any relationship with us or any of our subsidiaries during fiscal year 2017 pursuant to which disclosure would be required under applicable rules and regulations of the SEC pertaining to the disclosure of transactions with related persons. During fiscal year 2017, none of our executive officers served as a member of the compensation committee (or other committee performing similar functions or, in the absence of any such committee, the entire board of directors), of any other entity of which an executive officer of such other entity served on our Board of Directors or the Compensation & Organization Committee.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

Our Board of Directors meets in regularly scheduled executive sessions without any members of our management, including the CEO or the non-independent Chairman of the Board, present. The Lead Director, currently Mr. LeBlanc, is responsible for chairing the executive sessions of our Board of Directors.

BOARD OF DIRECTORS RISK OVERSIGHT

Our Board of Directors, acting principally through the Audit Committee, is actively involved in the oversight of the significant risks affecting our business. Our Board of Directors’ and the Audit Committee’s risk oversight activities are focused on management’s risk assessment and management processes, as well as on our ethics and compliance program.

Our Internal Audit department administers a vigorous risk assessment effort every other year, in collaboration with all of our directors and executive officers. This process is designed to identify and rank the most significant risks that affect our Company, including consideration of a large number of risks associated with companies in the consumer products industry. The assessed risks encompass, among others, economic, industry, enterprise, operational, compliance, sustainability and financial risks. Our President and Chief Executive Officer assigns an executive officer to lead the management of each of those risks identified as among the most significant. As part of the risk management process, our Internal Audit department annually prepares an Internal Audit project plan under which it reviews activities directed to mitigate business and financial related risks. This plan is subject to Audit Committee approval.

Our Director, Internal Audit (“Internal Audit Director”) meets quarterly with our executive officers to assess any changes in the magnitude of identified risks, as well as the status of mitigation activities with regard to the most significant risks. Our Internal Audit Director reports directly to the Audit Committee and advises the Audit Committee on a quarterly basis regarding management’s risk assessment process and the progress of mitigation activities designed to facilitate the maintenance of risk within acceptable levels. The Audit Committee, in turn, reports to our Board of Directors with regard to these matters on a quarterly basis.

Our General Counsel leads our ethics and compliance risk oversight program through the Compliance Council, which is comprised of various functional representatives and compliance subject matter experts. The Compliance Council meets regularly to review the health of the program, opportunities for improvement, and the status of execution against agreed program priorities. Our General Counsel also meets regularly with the Audit Committee, either alone or together with subject matter experts from the Compliance Council, to review the health of our compliance and ethics program, its priorities, and the status of execution against those priorities. Annually, our General Counsel provides a comprehensive review of the compliance and ethics program to our Board of Directors, and supplements this review, from time to time, as requested by our Board of Directors or as appropriate with respect to specific compliance risk areas or issues.

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CORPORATE GOVERNANCE

In addition to the efforts of our Board of Directors and the Audit Committee to address risk oversight, the Compensation & Organization Committee annually reviews our compensation policies and practices to confirm that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. As a result of its most recent review in 2017, the Compensation & Organization Committee concluded that our incentive compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us for the following reasons:

•

The four 2017 performance metrics selected under our Second Amended and Restated Annual Incentive Plan (“Annual Incentive Plan”) were counterbalanced so that, for example, an undue focus on net sales at the expense of gross margins would not result in a higher payout.

•

Awards earned based on achievement of corporate performance objectives under the Annual Incentive Plan may be reduced (but not increased) at the discretion of the Compensation & Organization Committee based on individual factors.

•	We cap maximum awards under the Annual Incentive Plan so they cannot exceed 200 percent of the plan target award, which limits the potential for excessive emphasis on short-term incentives.
•

Stock options constitute a substantial portion of an executive’s total remuneration and vest as to all underlying shares on the third anniversary of the date of grant, which encourages a longer-term focus.

•	Annual stock option grants result in overlapping three-year vesting periods, which reduces the risk of an inappropriate focus on one vesting date.
•	Our stock ownership guidelines require that our executives hold a significant amount of our stock to further align their interests to the interests of our stockholders on a long-term basis.

Our Board of Directors believes that our compensation system, our division of risk oversight responsibilities, and our Board of Directors’ leadership structure comprise and support the most effective risk management approach.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

The Corporate Governance Guidelines provide that our Board of Directors may determine from time to time what leadership structure works best for our Company, including whether the same individual should serve both as Chairman of our Board of Directors and Chief Executive Officer (“CEO”). In addition, the guidelines provide that if the same individual serves as Chairman of our Board of Directors and CEO, or the Chairman is otherwise not independent, our Board of Directors shall have an independent Lead Director.

Since January 2016, when Mr. Farrell was elected as President and CEO and Mr. Craigie retired as our CEO but continued as non-executive Chairman, the Board has split the Chairman and CEO roles. The Board determined that it would be in the best interest of the Company to split the roles of Chairman and CEO upon Mr. Craigie’s retirement, as CEO, to provide for continuity of Board leadership and strategic oversight by retaining Mr. Craigie, who served as President and CEO from 2004 to 2007 and as Chairman and CEO from 2007 to 2016. This allows Mr. Farrell to focus on business matters in his role as President and CEO. As CEO, Mr. Farrell reports to the Board and, as a director, attends all Board meetings.

We also believe it is important to provide effective leadership and representation for our independent directors. Therefore, our Board of Directors has selected Mr. LeBlanc, who has served on our Board of Directors since 1998, from among our independent directors to serve as Lead Director, a role he has held since 2010. The Lead Director presides over executive sessions and has the authority to call executive sessions. The Lead Director also consults with the entire Board of Directors and with our President and CEO and our Secretary on Board of Directors meeting agendas. In addition, the Lead Director acts as a contact person to facilitate communications between employees, stockholders, and others with the independent directors.

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CORPORATE GOVERNANCE

We believe that the presence of a Lead Director enhances the ability of our Board of Directors to provide independent oversight and supplements the following corporate governance practices, which also facilitate independent oversight:

•	All of our directors, other than our Chairman of our Board of Directors and our President and CEO, are independent.
•	All of the members of the Audit Committee, Compensation & Organization Committee, and Governance & Nominating Committee are independent.
•	Our Board of Directors and each of its standing committees meet in regularly scheduled executive sessions without the presence of management.
•	Our Board of Directors completes an annual assessment of the effectiveness of the full Board of Directors, each of its standing committees, and individual directors.

COMMUNICATION WITH THE BOARD OF DIRECTORS

While management has primary responsibility for stockholder engagement, our Board of Directors is regularly informed about management’s stockholder engagement efforts as part of its oversight role and is committed to enhancing stockholder value and to considering requests from our stockholders that will help us achieve this goal. Our stockholder engagement practices and controls, which are designed to support our commitment to constructive communications between our stockholders and the independent directors, include the ability of our stockholders to attend the Annual Meeting, an annual advisory vote on executive compensation (“say-on-pay”), the ability to submit stockholder proposals and recommend candidates for election to our Board, and the ability to communicate directly with our Board of Directors.

Our Lead Director acts as a contact person to facilitate communications between employees, stockholders and others with the independent directors. The Lead Director, who is currently also Chair of the Governance & Nominating Committee, is responsible for ensuring that stockholder requests, recommendations, and proposals regarding governance-related matters are evaluated by that Committee, the Compensation & Organization Committee, or Audit Committee, as appropriate, and then by our Board of Directors based on the applicable Committee’s recommendation.

Any person who wishes to communicate with our Board of Directors, including the Lead Director or the independent directors as a group, may direct a written communication to our Board of Directors, the Lead Director, or the independent directors, at: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. Such correspondence (other than solicitations) will be logged in and forwarded to the Lead Director.

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CORPORATE GOVERNANCE

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Committees of the Board of Directors

The Board has four standing committees as set forth in the table below. During 2017, each incumbent director attended at least 75 percent of the aggregate number of meetings held by our Board and all Board committees on which such director served. If elected, Ms. Yoler would be nominated to serve on the Governance & Nominating  Committee and the Compensation & Organization Committee.

Director	Board	Audit	Compensation and Organization	Governance and Nominating	Executive
T. Rosie Albright	✓		✓	✓
James R. Craigie	Chair				✓
Matthew T. Farrell	✓				✓
Bradley C. Irwin	✓	✓	✓
Robert D. LeBlanc	Lead Director			Chair	✓
Penry W. Price	✓	✓	✓
Ravichandra K. Saligram	✓			✓
Robert K. Shearer	✓	Chair			✓
Janet S. Vergis	✓	✓		✓
Arthur B. Winkleblack	✓		Chair		✓
Number of Meetings in 2017	5	5	4	4	0

Although we do not have a formal policy requiring attendance of directors at our Annual Meetings, we expect all directors to attend the Annual Meeting absent exceptional circumstances. All incumbent directors attended the 2017 Annual Meeting.

Audit Committee.    Under its Charter, the Audit Committee, among other responsibilities, (i) has sole authority to retain, set compensation and retention terms for, terminate, and oversee and evaluate the activities of, our independent registered public accounting firm; (ii) reviews and approves in advance the performance of all audit and permitted non-audit services, subject to the pre-approval policy discussed below under “Pre-Approval of Audit and Permissible Non-Audit Services”; (iii) reviews and discusses with management and our independent registered public accounting firm the annual audited financial statements and quarterly financial statements and certain other disclosures included in our filings with the SEC; (iv) reviews and discusses with management earnings press releases prior to their release; (v) discusses with management, internal audit personnel, and our independent registered public accounting firm, our risk assessment and risk management policies, including our major financial risk exposures and the security of the Company’s computerized information systems; (vi) oversees the internal audit function; (vii) discusses with management, internal audit personnel, and our independent registered public accounting firm the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting, and disclosure controls and procedures; and (viii) oversees the adoption, periodic review, and oversight of policies and procedures regarding business conduct and oversees our compliance and ethics program.

Our Board of Directors has determined that each of Mr. Shearer and Mr. Winkleblack is an “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the receipt of confidential, anonymous submissions by our employees with respect to concerns regarding potential violations of our compliance and ethics program, including questionable accounting or auditing matters. Such complaints and submissions may be made by writing to the following address: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. Complaints may also be made via the Internet at www.churchdwight.ethicspoint.com, or by calling our toll-free hotline. The Audit Committee regularly receives reports regarding potential violations of our compliance and ethics program and oversees certain investigations relating thereto. The number for calls placed within the United States and Canada is (855) 384-9879. The numbers for calls placed in other countries may be found on the Internet at www.churchdwight.ethicspoint.com. Such correspondence will be logged in and forwarded to the Chair of the Audit Committee or his/her designated delegates, who provide the Audit Committee with regular reports.

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CORPORATE GOVERNANCE

Compensation & Organization Committee.    Under its Charter, the Compensation & Organization Committee is responsible for approving the specific salary, bonuses, stock awards, and other compensation for our elected officers, which includes our named executive officers identified in the Summary Compensation Table on page 47. The Compensation & Organization Committee also, among other responsibilities, (i) oversees the design of our executive compensation programs, policies, and practices; (ii) reviews and approves the adoption, termination, and amendment of, and administers, our incentive and equity compensation plans; (iii) reviews and approves annually corporate goals and objectives as they relate to CEO and other executive officer compensation and establishes their respective compensation; (iv) evaluates whether our compensation policies and practices for our executive officers and other employees create risks that are reasonably likely to have a material adverse effect on us; (v) collaborates with the Governance & Nominating Committee, regarding recommendations to our Board of Directors concerning executive officer succession; (vi)  collaborates with the Governance & Nominating Committee, regarding recommendations to our Board of Directors concerning non-employee director compensation; and (vii) recommends to the Board the development, selection, retention, and dismissal of elected officers.

In considering executive compensation, the Compensation & Organization Committee considers the executive compensation recommendations as well as the comparative public company data provided by independent compensation consultants engaged directly by the Compensation & Organization Committee.  During the first portion of 2017 the Compensation & Organization Committee utilized Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant.  Beginning in September, 2017, Semler Brossy Consulting Group, LLC (“Semler Brossy”) replaced Steven Hall as the Compensation & Organization Committee independent compensation consultant. Neither Steven Hall nor Semler Brossy provide any other services to us. See “Compensation Discussion and Analysis” for additional information regarding the services provided by Steven Hall and Semler Brossy and information considered by the Compensation & Organization Committee. The Compensation & Organization Committee also takes into account statistical data and recommendations of our CEO. However, our CEO does not make recommendations regarding his own compensation.

Governance & Nominating Committee.    Under its Charter, the Governance & Nominating Committee, among other responsibilities, (i) develops and periodically reviews, and recommends to our Board of Directors, criteria for the selection of new directors to serve on our Board of Directors; (ii) identifies individuals qualified to become Board of Directors members consistent with our Board of Directors’ criteria for selecting new directors set forth in the Corporate Governance Guidelines; (iii) recommends to our Board of Directors nominees for the class of directors to be elected at the next annual meeting of stockholders and, where applicable, to fill vacancies; (iv) considers and makes recommendations to our Board of Directors on questions of independence and possible conflicts of interest of members of our Board of Directors and executive officers in accordance with the Corporate Governance Guidelines; (v) in collaboration with the Compensation & Organization Committee, makes recommendations to our Board of Directors concerning executive officer succession; (vi) oversees Board of Directors and committee evaluations; (vii) makes recommendations to our Board of Directors regarding corporate governance matters; and (viii) in consultation with the Compensation & Organization Committee, periodically reviews and makes recommendations to our Board of Directors regarding the compensation of our non-employee directors, and the principles upon which such compensation is determined. In 2017, the Governance & Nominating Committee also began to oversee our sustainability program.

The Governance & Nominating Committee recommends to our Board of Directors candidates for nomination to our Board of Directors. When considering individuals to recommend for nomination as directors, the Governance & Nominating Committee seeks persons with diverse backgrounds who possess the following characteristics: integrity, education, commitment to our Board of Directors, business judgment, business experience, accounting and financial expertise, diversity, reputation, civic and community relationships, high performance standards, and the ability to act on behalf of stockholders.

As highlighted in our Corporate Governance Guidelines, the Board values diversity and recognizes the importance of having unique and complementary backgrounds and perspectives in the board room.  The Board endeavors to include diverse skills, professional experience, perspectives, age, race, ethnicity, gender and cultural backgrounds that reflect our consumer and investor base, and to guide the Company in a way that reflects the best interests of all of our stockholders.  Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the Director nomination process. The Governance & Nominating Committee reviews the Director nominees (including any stockholder nominees) and ascertains whether, as a whole, they meet the Corporate Governance Guidelines in this regard. For this year’s election, the Board has nominated four individuals who bring valuable diversity to the Board. Their collective experience covers a wide range of roles, geographies, and industries. Of these four Director nominees one is a woman and one is ethnically diverse. The Board

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CORPORATE GOVERNANCE

also believes that tenure diversity should be considered in order to achieve an appropriate balance between the detailed Company knowledge and wisdom that comes with many years of service and the fresh perspective of newer Board members. We believe that our current Board has an appropriate balance of experienced and new Directors, with tenure of the current Directors averaging nine years.  The Governance & Nominating Committee balances these considerations when assessing the composition of our Board of Directors. The Governance & Nominating Committee may engage the services of third party search firms to assist in identifying and assessing the qualifications of director candidates.

The Governance & Nominating Committee will consider recommendations for director candidates from stockholders. Stockholder recommendations of candidates should be submitted in writing to: Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628, Attention: Secretary. In order to enable consideration of a candidate in connection with the 2019 Annual Meeting of Stockholders, a stockholder must submit the following information by November 23, 2018: (i) the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the SEC; (ii) information about the relationship between the candidate and the recommending stockholder; and (iii) the written consent of the candidate to be named in the proxy statement and to serve as a director if elected. In considering any candidate proposed by a stockholder, the Governance & Nominating Committee will reach a conclusion as to whether to recommend such candidate to our Board of Directors based on the criteria described above. The Governance & Nominating Committee may seek additional information regarding the candidate. After full consideration, the stockholder recommending the candidate will be notified of the decision of the Governance & Nominating Committee (and of our Board of Directors, if the candidate is recommended to our Board of Directors for consideration). The Governance & Nominating Committee will consider all potential candidates in the same manner regardless of the source of the recommendation.

Executive Committee.    The Executive Committee may exercise the authority of our Board of Directors, except as specifically reserved by Delaware law to our Board of Directors or as our Board of Directors otherwise provides.

SUCCESSION PLANNING

Our Board of Directors recognizes that one of its most important duties is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of the Chairman of our Board of Directors and our CEO and other senior members of executive management. Our succession planning process was evidenced in January 2016 when Matthew T. Farrell, our former Executive Vice President, Chief Operating Officer, and Chief Financial Officer, succeeded Mr. Craigie as our President and CEO; Richard A. Dierker, our former Vice President, Corporate Finance, succeeded Mr. Farrell as our Executive Vice President and Chief Financial Officer; and Britta B. Bomhard, our former General Manager, Europe, was promoted to Executive Vice President and Chief Marketing Officer.  Most recently, our succession planning process was evidenced in March 2018, when Louis H. Tursi, Jr., our Executive Vice President, North America Sales, communicated his intention to retire in the first quarter of 2018, allowing us sufficient time to evaluate internal and external candidates to succeed him.

Our CEO and other senior executive succession planning process includes identifying external candidates and identifying and developing potential internal candidates on an ongoing basis. The criteria used when assessing the qualifications of potential CEO successors are included on a position specification developed by our Board of Directors. Our Board of Directors is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.

In continuation of this process, the Governance & Nominating Committee, in collaboration with the Compensation & Organization Committee, agrees upon and recommends to the Board a succession plan for our CEO and other senior members of executive management in the ordinary course of business and in emergency situations. Through this process, our Board of Directors receives from our CEO and the head of Global Human Resources qualitative evaluations of, and recommendations concerning, potential successors to our CEO and our other senior executives, along with a review of any development plans recommended for such individuals. At least once annually, our Board of Directors reviews our succession plans. Succession planning is also regularly discussed in executive sessions of our Board of Directors and in committee meetings, as applicable. Our directors become familiar with internal potential successors for key leadership positions through various means, including a comprehensive annual talent and succession review, Board of Directors and committee meeting presentations, and less formal interactions throughout the course of the year.

Additionally, our Board of Directors, with support and recommendations from the Governance & Nominating Committee, oversees the succession of its members. To this end, at least once a year, in connection with its annual evaluation of our Board of Directors, its committees, and individual directors, our Board of Directors evaluates each

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CORPORATE GOVERNANCE

director’s performance, relative strengths against a set of criteria, including those set forth in the Corporate Governance Guidelines, and future plans, including any retirement objectives. As part of that evaluation, our Board of Directors identifies areas of overall strength and weakness with respect to its composition. Our Board of Directors considers whether individual directors possess the personal characteristics identified above under the caption “Corporate Governance—Board of Directors Meeting and Board of Directors Committees—Governance & Nominating Committee,” and whether our Board of Directors as a whole possesses all of the following core competencies: accounting and finance, management experience with mergers and acquisitions, risk management, industry knowledge, knowledge of technology and cybersecurity, marketing, digital marketing and social media, international markets, strategic vision, compensation, and corporate governance, among others.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all employees and directors of Church & Dwight and our worldwide subsidiaries. Among other things, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, promote full, fair, accurate, timely and understandable disclosures in periodic reports we are required to file, promote compliance with applicable governmental laws, rules, and regulations and promote a harassment-free work environment. The Code of Conduct requires the prompt internal reporting of violations of the Code of Conduct and contains provisions regarding accountability for adherence to the Code of Conduct. The Code of Conduct is available on the “Investors” page of our website at www.churchdwight.com. We are committed to satisfying the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct, including the conduct of an executive officer or member of our Board, by making disclosures concerning such matters available on the “Investors” page of our website. See “Corporate Governance and Other Board Matters—Board of Directors Meetings and Committees—Audit Committee” for a summary of our procedures for the submission, receipt, retention, and treatment of complaints with respect to concerns regarding potential violations of our compliance and ethics program.

We have also adopted Global Operating Guiding Principles as part of our Responsible Sourcing Program. The Global Operating Guiding Principles reflect our commitment to internationally recognize human rights and social standards in our supply chain, and apply to all our employees and suppliers and are available on the “Responsibility” page on our website.

SUSTAINABILITY

Our Governance & Nominating Committee oversees our sustainability program.  We place a high priority on operating in a responsible and respectful manner. Our global sustainability platform focuses on doing what’s right in conducting our business to ensure that we preserve the environment for future generations and provide a safe and healthy working environment for colleagues while promoting the continued success of our commercial enterprise. Our global sustainability platform is derived directly from our organizational values and is a key component of our leadership strategy. At the core of our sustainability efforts are six pillars:

•	Brands---delight consumers with our brands and contribute towards a more sustainable world
•	Ingredients---provide safe and effective products for consumers and the environment
•	Packaging--- utilize consumer friendly and environmentally responsible packaging
•	Employees and Communities---embrace the principles of good corporate citizenship and social responsibility within the communities we can impact
•	Environmental---minimize environmental impact of our global operations
•	Responsible Sourcing---taking responsibility for our supplier’s environmental, social and ethical practices

We believe that sustainable operations are both financially beneficial and critical to the health of the communities in which we operate.  Each year we publish a Sustainability Report that highlights the intersection of our business and corporate responsibility commitments by reporting our financial, environmental, social, and governance performance.  For more information regarding the Company’s sustainability initiatives please see the “Responsibility” page on our website.

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CORPORATE GOVERNANCE

COMPENSATION OF DIRECTORS

In 2017, our directors’ fees, other than the CEO, consisted of the following:

Annual Retainer
•	Chairperson of the Board	$272,000
•	Lead Director *	$132,000
•	Chairperson of the Audit Committee	$128,000
•	Chairperson of the Compensation & Organization Committee	$125,000
•	Chairperson of the Governance & Nominating Committee *	$120,000
•	Other non-employee directors	$110,000
Annual Equity
•	Annual Equity Grant	$120,000
Special Assignment
•	Special Assignment (Per Meeting)	$2,000
*	Our Lead Director is currently Chair of the Governance & Nominating Committee.

We pay fees to our directors in accordance with the Compensation Plan for Directors (as amended and restated, the “Compensation Plan for Directors”). Any fees payable to our directors under this plan may be deferred in accordance with our Deferred Compensation Plan for Directors, provided that a timely election is made by the director seeking such deferral. We also provide annual stock option awards to our directors under the Amended and Restated Omnibus Equity Compensation Plan (the “Omnibus Equity Compensation Plan”). All of these arrangements are described below.

Compensation Plan for Directors.    Our Compensation Plan for Directors became effective as of January 1, 2015, and provides for the payment of fee-based compensation (i.e., an annual retainer and any special assignment meeting fees) and annual equity grants to our directors, other than the CEO. Special assignment meeting fees are paid in consideration for attendance at meetings with respect to certain non-scheduled activities and projects requested by the Board. No special assignment meeting fees were paid in fiscal year 2017. The annual retainer amount is pro-rated for any director with less than a full year of service.

The Compensation Plan for Directors provides that all fee-based compensation payable to a director annually be paid either 100% in shares of our common stock (the default method of payment), or 50% cash and 50% in shares of our common stock if specifically elected by a director. For 2017, our directors made their election for how to receive their fee-based compensation in December of 2016. To determine the number of shares a director is entitled to receive under the plan, the annual retainer or special assignment meeting fee amount (as applicable) is divided by the closing price of a share of our common stock as reported on the NYSE on the applicable payment date.

Annual Equity Grants for Directors.    The Compensation Plan for Directors provides that, unless otherwise established by our Board of Directors, equity grants to our non-employee directors will be made annually on the same date each year on which we make annual equity grants to our employees (which date occurs on the Monday falling most closely to the midpoint between the dates of our first and second quarter earnings releases). A new director will receive his or her initial equity grant on the date such individual commences service with us as a director. In 2017, as in prior years, the annual equity grants were comprised of stock option awards. All shares underlying the stock options granted to non-employee directors vest in full on the third anniversary of the grant date, subject to the director’s continued service on our Board of Directors. Upon any cessation of service due to death or disability, the stock options (to the extent unvested) continue to vest and all unexercised options remain outstanding until the third anniversary of such death or disability (or earlier until expiration of the option term). For any director who retires after serving on our Board of Directors for at least six years, the stock options (to the extent unvested) continue to vest and all unexercised options remain outstanding for the remainder of the option term. Stock options to our non-employee directors are granted under the Omnibus Equity Compensation Plan with a ten-year term. No non-employee director may receive more than one equity grant in any calendar year.

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CORPORATE GOVERNANCE

Deferred Compensation Plan for Directors.    The Deferred Compensation Plan for Directors provides an opportunity for our directors to defer payment of all or a portion of their respective director fees into a notional account until after termination of service. A director electing to defer payment must decide whether to receive the deferred payment in a lump sum or in annual installments over a period of up to ten years. A director must make any of the foregoing elections prior to the beginning of the calendar year for which the deferred fees are earned. Also, newly elected directors may make such election within 30 days of becoming a director. A director’s election is deemed to remain in effect with respect to the following year unless the director revokes or changes such election prior to the commencement of such following year. Following a termination of service, the director generally receives a number of shares of our common stock in accordance with his or her timely filed election, either in a lump sum or in annual installments over a period of up to 10 years, equal to the number of notional shares then outstanding in the director’s deferred compensation account under the plan. On a change in control, any and all deferred accounts (including any account being paid in installments) will be immediately distributed. The number of notional shares represented by amounts in a participating director’s account is set forth in the table captioned “Securities Ownership of Certain Beneficial Owners and Management” on page 28.

Compensation Changes.    On November 1, 2017, the Governance & Nominating Committee, in consultation with the Compensation & Organization Committee, reviewed the compensation of our non-employee directors. As part of their review, the Committees consulted with Semler Brossy, the independent compensation consultant retained by the Compensation & Organization Committee. As part of its analysis of the compensation of our non-employee directors, Semler Brossy examined how the total compensation and each element of our non-employee director compensation program compared to the director compensation programs of our Peer Group identified and discussed in more detail on pages 35 and 36. The Governance & Nominating Committee targets the total compensation paid to our non-employee directors at a level that approximates the 50th percentile of the compensation paid to non-employee directors of the Peer Group. Based on its analysis, Semler Brossy concluded that the total compensation paid to our non-employee directors was below the median of the director compensation of the Peer Group. Based upon its review, the Governance & Nominating Committee recommended to the Board that the annual equity grant be increased from $120,000 to $130,000 effective January 1, 2018 to bring the total compensation paid to our non-employee directors closer to the median of the total compensation paid to directors of the Peer Group. In addition, on November 1, 2017, based on the recommendation of the Governance & Nominating Committee, the Board amended the Compensation Plan for Directors, effective as of January 1, 2018, to provide each director with the choice of receiving 100-percent of his/her fee-based compensation in cash if that director has fully satisfied the Company’s Stock Ownership Guidelines for Directors. The default method of payment will continue to be 100% in shares of our common stock, and directors will continue to have the option to receive payment of their fee-based compensation 50% in cash and 50% in shares of our common stock. Such elections will be made in December of each year for continuing directors, and newly elected directors may make this election within 30 days of becoming a director.

The following table provides information regarding compensation for our non-employee directors in 2017.

2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	All Other Compensation	Total ($)
T. Rosie Albright		110,000	120,000		230,000
James R. Craigie	136,000	136,000	120,000	60,000(3)	452,000
Bradley C. Irwin		110,000	120,000		230,000
Robert D. LeBlanc	71,000	71,000	120,000		262,000
Penry W. Price		110,000	120,000		230,000
Ravichandra K. Saligram		110,000	120,000		230,000
Robert K. Shearer	64,000	64,000	120,000		248,000
Janet S. Vergis		110,000	120,000		230,000
Arthur B. Winkleblack	62,500	62,500	120,000		245,000
(1)

The amounts shown for stock awards relate to directors’ fees paid in shares of our common stock, including directors’ fees deferred by directors under the Deferred Compensation Plan for Directors into notional investments in our common stock. The amounts shown for option awards related to stock options are granted under the Omnibus Equity Compensation Plan. These amounts are based upon the grant date fair value of awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The assumptions used in determining these amounts are set forth in note 11 to our

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CORPORATE GOVERNANCE

consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 23, 2018.

See “Compensation Plan for Directors” and “Deferred Compensation Plan for Directors” for information regarding the computation of the number of shares or notional shares provided to a director in payment of director fees. Three directors deferred payment of all or a portion of their 2017 fees under the Deferred Compensation Plan for Directors, as follows: Ms. Albright, $110,000; Mr. Saligram, $110,000; and Mr. Shearer, $64,000. As of December 31, 2017, none of our directors held any unvested stock awards.

(2)

At December 31, 2017, the number of shares of our common stock underlying options held by each of the directors listed in the table was: Ms. Albright, 118,148; Mr. Craigie, 3,700,506; Mr. Irwin, 134,148; Mr. LeBlanc, 83,258; Mr. Price, 101,608; Mr. Saligram, 154,148; Mr. Shearer, 88,976; Ms. Vergis, 54,972; and Mr. Winkleblack, 88,976.

(3)	Represents contributions made by the Company on behalf of Mr. Craigie to two charitable organizations.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS

Our non-employee directors are expected to have a level of equity ownership in the Company in order to ensure that their interests are aligned with the interests of our stockholders. It is expected that each non-employee director will have, within five years from the date on which they join the Board, a number of shares having a value at least five times the standard annual retainer (which is the annual retainer received by any director who is not a committee chair, the Lead Director or the Chairman). The annual retainer was $110,000 for 2017 and the dollar value of shares required to be held by our directors who have served five or more years was $550,000 as of December 31, 2017. The calculation of ownership includes shares owned by the director (or members of his or her immediate family residing in the same household), notional shares held for the account of the director in the Deferred Compensation Plan for Directors, and shares held in a trust for which a director has shared voting or investment power. Until a non-employee director satisfies his or her stock ownership requirement, the director will be required to hold 50 percent of all shares of our common stock received upon the exercise of stock options, grants of stock, or upon lapse of the restrictions on restricted stock (in each case, net of any shares utilized to pay for the exercise price of an option and/or to satisfy tax withholding obligations). All of our non-employee directors who have been in their position for five years or more own enough shares to satisfy our guidelines.

In 2018, the Board adjusted the Stock Ownership Guidelines for Directors to include 60 percent of the in-the-money value of vested and unvested stock options to encourage non-employee directors to retain stock options over an extended period of time to reinforce further long-term alignment with stockholder interests.

OUR EXECUTIVE OFFICERS

Listed below are the names, ages and positions held by each of our executive officers and our Vice President, Controller and Chief Accounting Officer.

Name	Age	Position
Britta B. Bomhard	49	Executive Vice President and Chief Marketing Officer
Steven P. Cugine	55	Executive Vice President, International and Global New Products Innovation
Patrick D. de Maynadier	57	Executive Vice President, General Counsel and Secretary
Richard A. Dierker	38	Executive Vice President and Chief Financial Officer
Matthew T. Farrell	61	President and Chief Executive Officer
Steven J. Katz	60	Vice President, Controller and Chief Accounting Officer
Carlos Linares	54	Executive Vice President, Global Research & Development
Rick Spann	56	Executive Vice President, Global Operations
Louis H. Tursi, Jr.	57	Executive Vice President, North America Sales
Judy A. Zagorski	54	Executive Vice President, Global Human Resources

All executive officers serve at the discretion of our Board of Directors. Mr. Katz serves at the discretion of our CEO.

Biographical information for Mr. Farrell appears under “Standing for Election for Term Expiring in 2021” on page 7.

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CORPORATE GOVERNANCE

Ms. Bomhard has been our Executive Vice President and Chief Marketing Officer since January 2016, prior to which she served as General Manager, Europe since 2013. From 2005 to 2013, Ms. Bomhard served in a variety of Marketing and General Management assignments at Energizer. Prior to Energizer, Ms. Bomhard worked for Wella AG and GlaxoSmithKline in their marketing organizations.

Mr. Cugine has been our Executive Vice President, International and Global New Products Innovation since January 2016. From June 2014 to December 2015, he was Executive Vice President, and President, International Consumer Products, from July 2013 to June 2014, he was Executive Vice President, Global New Products Innovation, and President, International Consumer Products and, from May 2007 through June 2013, he served as our Executive Vice President, Global New Products Innovation. From October 2000 through May 2007, Mr. Cugine served in a variety of management positions at the Company.  Prior to that Mr. Cugine served in several capacities with FMC Corporation, including as Director of Human Resources for the Alkali, Peroxide, and Oxidant Chemical Divisions.

Mr. de Maynadier has been our Executive Vice President, General Counsel, and Secretary since December 2011. He served in a number of capacities for Hill-Rom Holdings, Inc. and its predecessor, Hillenbrand Industries, Inc., from January 2002 through December 2010, including Senior Vice President, General Counsel and Secretary and Vice President, General Counsel and Secretary. Previously, Mr. de Maynadier served as Executive Vice President, General Counsel and Secretary for CombiMatrix Corporation; as President and Chief Executive Officer of SDI Investments, LLC, a spin-off of Sterling Diagnostic Imaging, Inc.; and as Senior Vice President, General Counsel and Secretary of Sterling Diagnostic Imaging, Inc. Earlier in his career, Mr. de Maynadier was a corporate and securities Partner at the law firm Bracewell & Patterson, L.L.P.

Mr. Dierker has been our Executive Vice President and Chief Financial Officer since January 2016, prior to which he served as Vice President, Corporate Finance since 2012. From 2009 to 2012, Mr. Dierker led Supply Chain Finance as the Company’s Operations Controller. From 2008 to 2009, he held a senior financial management position at Alpharma, Inc., a leading international specialty pharmaceutical company. Prior to 2008, he held financial and business development management positions for Ingersoll-Rand Ltd, a major diversified industrial manufacturer.

Mr. Katz has been our Vice President, Controller and Chief Accounting Officer since May 2007. From January 2003 through May 2007, Mr. Katz was our Controller, and from April 1993 through December 2002, he was our Assistant Controller. Mr. Katz has been employed by us in various positions since 1986.

Mr. Linares has been our Executive Vice President, Global Research & Development since June 2017. From 2012 to 2017, he served as Chief Technology Officer for Sun Products Corporation responsible for innovation, product and packaging development, engineering, regulatory affairs, project management, and quality assurance. He also served as the Corporate Innovation Captain for company-wide strategy. Prior to Sun Products Corporation, Mr. Linares was the Senior Vice President of Global R&D, Quality and Regulatory, at Alberto Culver.  Earlier in his career Mr. Linares gained significant R&D product development and innovation experience at Johnson & Johnson and Procter & Gamble.

Mr. Spann has been our Executive Vice President, Global Operations since May 2017.  He served in a number of capacities for Colgate-Palmolive Company from 1984 through 2017. His career there included assignments in Australia and Europe.  His last role at Colgate was Vice President, Global Engineering where he led significant improvements in product and process development.   Prior to that he was Vice President, Global Supply Chain for three different Colgate businesses; Personal Care, Home Care, and Toothbrush where he had responsibility for operations in North America, Europe, Latin America, Asia, Australia, Africa and the Middle East. Mr. Spann started his career at Colgate-Palmolive Company as an Industrial Engineer and held positions of increasing responsibility in production management prior to his executive roles.

Mr. Tursi has been our Executive Vice President, North America Sales since January 2016. From June 2014 to December 2015, he was Executive Vice President, North America Sales and Retail Customer Marketing, and was Executive Vice President, North America Sales from May 2007 to June 2014. From July 2004 through May 2007, he was our Vice President, Domestic Consumer Sales. Prior to joining us, Mr. Tursi served as Vice President of Sales, Marketing and Customer Service of Spalding Sports Worldwide and its successor, Top-Flite Golf Co. from 1999 through 2004.

Ms. Zagorski has been our Executive Vice President, Global Human Resources since January 2017. From January 2011 to January 2017, Ms. Zagorski was Senior Vice President, Human Resources for the North American affiliate of BASF Corporation where she was responsible for the North American and Central American human resources functions, and from September 2007 to January 2011, Ms. Zagorski was Vice President Talent Development and Strategy at BASF Corporation. Prior to BASF Corporation, Ms. Zagorski held senior level global human resources positions at Mars, Incorporated, and Honeywell International, Inc. and previously worked in management consulting at KPMG.

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SECURITIES OWNERSHIP

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of March 6, 2018 (unless otherwise noted), by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of our common stock; (ii) each director and nominee for director; (iii) each current executive officer named in the Summary Compensation Table on pages 47; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of such person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person’s name. None of the shares held by directors and executive officers included in the table are pledged as security.

	Amount and Nature of Beneficial Ownership(1)		Notional Shares in Deferred Compensation Plans(2)
Name	Shares(2)(3)	Percent of Class
BlackRock, Inc.(4)	19,423,114	8%	0
State Street Corporation(5)	15,306,306	6%	0
The Vanguard Group(6)	28,200,050	12%	0
James R. Craigie(7)	3,166,142	1%	0
T. Rosie Albright	78,938	*	71,547
Matthew T. Farrell(8)	811,092	*	83,611
Bradley C. Irwin	138,629	*	0
Robert D. LeBlanc(9)	112,683	*	0
Penry W. Price	78,171	*	0
Ravichandra K. Saligram(10)	157,645	*	43,336
Robert K. Shearer	78,874	*	18,295
Janet S. Vergis	24,027	*	0
Arthur B. Winkleblack(11)	108,235	*	0
Laurie J. Yoler	0	*	0
Richard A. Dierker	52,311	*	2,879
Louis H. Tursi, Jr.	336,567	*	30,200
Carlos Linares	3,344	*	444
Judy A. Zagorski	926	*	752
All executive officers and directors as a group (19 persons)	5,826,506	2%	292,014
*	Less than one percent.
(1)

Applicable percentage of ownership is based on 244,126,653 shares of our common stock outstanding as of March 6, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 6, 2018, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The shares listed in the “Shares” column do not include notional shares of our common stock credited to the account of directors under the Deferred Compensation Plan for Directors or credited to the account of executive officers under the Executive Deferred Compensation Plan. Notional shares do not represent actual shares, but represent interests equivalent in value to the fair market value of shares of our common stock; gains or losses in the interests are based upon gains or losses in the fair market value of our common stock. These notional shares are reflected in the table in the column labeled “Notional Shares in Deferred Compensation Plans.” Because notional shares do not represent actual shares, holders of notional share accounts are not entitled to vote with respect to the notional shares.

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SECURITIES OWNERSHIP

(3)

The numbers in this column include shares that are subject to stock options exercisable currently, or within 60 days of March 6, 2018, as follows: Mr. Craigie, 3,123,676 shares; Ms. Albright, 78,938 shares; Mr. Farrell, 670,760 shares (including 58,420 shares subject to stock options held by Mr. Farrell’s spouse); Mr. Irwin, 94,938 shares; Mr. LeBlanc, 44,048 shares; Mr. Price, 62,398 shares; Mr. Saligram, 114,938 shares; Mr. Shearer, 49,766 shares; Ms. Vergis, 15,762 shares; Mr. Winkleblack, 49,766 shares; Mr. Dierker 45,180 shares; Mr. Tursi, 228,500 shares (held in a trust); Mr. Linares, 0 shares; Ms. Zagorski, 0 shares; and all executive officers and directors as a group, 5,178,340 shares.

(4)

BlackRock, Inc. provided the following information in Amendment No. 8 to its Schedule 13G, filed with the SEC on February 8, 2018. As of December 31, 2017, BlackRock, Inc. and its affiliates named in such report (collectively, “BlackRock”) reported aggregate beneficial ownership of 19,423,114 shares of our common stock with sole voting power over 16,919,084 shares, shared voting power over no shares, sole dispositive power over 19,423,114 shares and shared dispositive power over no shares. The principal business address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)

State Street Corporation provided the following information in its Schedule 13G, filed with the SEC on February 14, 2018. As of December 31, 2017, State Street Corporation and its affiliates named in such report (collectively, “State Street”) reported aggregate beneficial ownership of 15,306,306 shares of our common stock with shared voting power over 15,306,306 shares, sole voting power over no shares, shared dispositive power over 15,306,306 shares and sole dispositive power over no shares. The principal business address of State Street is State Street Financial Center, One Lincoln Street, Boston MA 02111.

(6)

The Vanguard Group provided the following information in Amendment No. 6 to its Schedule 13G, filed with the SEC on February 9, 2018. As of December 31, 2017, The Vanguard Group and its affiliates named in such report (collectively, “TVG”) reported aggregate beneficial ownership of 28,200,050 shares of our common stock with sole voting power over 360,904 shares, shared voting power over 70,537 shares, sole dispositive power over 27,785,386 shares and shared dispositive power over 414,664 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 277,543 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 218,298 shares as a result of its serving as investment manager of Australian investment offerings. The principal business address of TVG is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	Mr. Craigie’s ownership includes 7,604 shares of common stock held in two trusts for which Mr. Craigie holds either shared voting or shared investment power.
(8)	Mr. Farrell’s ownership includes 35,722 shares of common stock held by Mr. Farrell’s spouse for which he disclaims beneficial ownership.
(9)	Mr. LeBlanc’s ownership includes 19,700 shares of common stock held by Mr. LeBlanc’s spouse, children and grandchildren for which Mr. LeBlanc holds sole voting and sole investment power.
(10)	Mr. Saligram’s ownership includes 42,522 shares of common stock held in a trust for which Mr. Saligram holds sole voting and sole investment power.
(11)	Mr. Winkleblack’s ownership includes 42,413 shares of common stock held in a trust for which Mr. Winkleblack holds sole voting and sole investment power.

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CERTAIN RELATIONSHIPS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Code of Conduct includes our policy regarding the review and approval of related person transactions. In accordance with the Code of Conduct, all related person transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules must be reported to and approved by the Audit Committee.

RELATED PERSON TRANSACTIONS

There were no disclosable related person transactions during 2017.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of the integrity of Church & Dwight’s financial statements, compliance with legal and regulatory requirements, and the performance of the internal audit function. Management has primary responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Church & Dwight’s internal control over financial reporting. Deloitte & Touche LLP, Church & Dwight’s independent registered public accounting firm, is responsible for (i) expressing an opinion on the conformity of Church & Dwight’s audited financial statements to generally accepted accounting principles and on whether the financial statements present fairly in all material respects the financial position and results of operations of Church & Dwight, and (ii) expressing an opinion on the effectiveness of Church & Dwight’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements and Deloitte & Touche LLP’s evaluation of Church & Dwight’s internal control over financial reporting.

2.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the Public Company Accounting Oversight Board Standards, Auditing Standard No. 1301, “Communications with Audit Committees.”

3.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Church & Dwight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Robert K. Shearer, Chair

Bradley C. Irwin

Penry W. Price

Janet S. Vergis

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FEES PAID

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees related to the 2017 and 2016 fiscal years payable to our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Ltd., and their respective affiliates are as follows:

	2017 ($)	2016 ($)
Audit Fees	3,185,225	2,920,750
Audit-Related Fees(1)	614,925	640,716
Tax Fees(2)	535,000	370,517
All Other Fees	0	0
Total	4,335,150	3,931,983
(1)	Audit-related fees primarily include services for acquisition-related due diligence in both 2017 and 2016.
(2)	Tax fees include services for filing for tax incentives from government agencies, assistance for tax audits from taxing authorities, tax compliance, and planning.

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PRE-APPROVAL OF AUDIT

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP during 2017 in accordance with our policy described below.

The Audit Committee pre-approves all permitted non-audit services to be provided by our independent registered public accounting firm. However, the Audit Committee has delegated to Mr. Shearer, as Chair of the Audit Committee, authority to pre-approve permitted non-audit services, provided that any such pre-approved non-audit services are reported to the full Audit Committee at its next scheduled meeting.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

In this Compensation Discussion and Analysis, we address the compensation paid or awarded for 2017 to our executive officers listed in the Summary Compensation Table that follows this discussion. We sometimes refer to these executive officers as our “named executive officers,” as such term is used in Item 402 of Regulation S-K.

2017 COMPENSATION

COMPENSATION OBJECTIVES

We focus on the following objectives in making compensation determinations:

•	Provide compensation that is competitive in markets in which we compete for management talent. We refer to this objective as “competitive compensation.”
•	Condition the majority of a named executive officer’s compensation on a combination of short and long-term performance. We refer to this objective as “performance incentives.”
•

Encourage the aggregation and maintenance of meaningful equity ownership, and the alignment of executive officer and stockholder interests as an incentive to increase stockholder value. We refer to this objective as “alignment with stockholder interests.”

•	Provide an incentive for long-term continued employment with us. We refer to this objective as “retention incentives.”

The principal components of 2017 compensation that we paid to our named executive officers designed to meet these objectives are as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

What We Do:		What We Do Not Do:

☑	Significant stock ownership and stock holding requirements are in place for senior executives.	☒	No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits.
☑	A majority of our executive compensation is performance based.	☒	No hedging, pledging or short sales by our named executive officers with respect to Company securities.
☑	Limited perquisites for executives.	☒	No repricing stock options without prior stockholder
☑	Appropriate balance between short-term and long-term compensation discourages short-term risk taking at the expense of long-term results.		approval.
☑	Our Annual Incentive Program utilizes four diverse metrics to avoid over-emphasis on any one short-term measure.
☑	Change in control cash severance payments require a “double trigger” before payment can be made (requiring a qualifying termination following a change-in-control).
☑	Our Compensation & Organization Committee engages an independent compensation consultant, who performs no other work for Church & Dwight, to advise on executive compensation matters.
☑

Clawback provisions permit the Compensation & Organization Committee to recoup certain compensation payments and stock grants made under the Annual Incentive Plan and the Omnibus Equity Compensation Plan to the extent required by law.

DETERMINATION OF COMPETITIVE COMPENSATION

In making executive compensation decisions for 2017, the Compensation & Organization Committee, or the “Committee,” referenced data provided by Steven Hall to compare the compensation of our named executive officers to the compensation of executives of other similar-sized companies with generally corresponding responsibilities. The Committee referenced data from a group of companies (the “Peer Group”) and survey data from non-durable goods and consumer products companies to assist in decisions regarding the base pay, Annual Incentive Plan targets and long-term incentives. In providing comparative data regarding compensation of executives of the Peer Group, Steven Hall aged the data to January 1, 2017 using an update factor of three percent per annum.

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COMPENSATION DISCUSSION AND ANALYSIS

The Peer Group is a group of consumer packaged goods companies that have revenues in the range of approximately 50 – 200% of our revenues. Within this classification, the Committee referenced companies with similar distribution channels and with a significant focus on brand recognition. Prior to setting our 2017 compensation, the Committee reduced the Peer Group from 19 companies to 12 companies to eliminate companies the Committee believed were not aligned with the foregoing criteria. The change in the Peer Group reflects the removal of prior peer companies that have been reorganized or acquired and changes made to ensure that the Peer Group aligns more closely with the companies that we compete against. We believe there is a strong likelihood that the skills of our named executive officers are transferable among the companies in the revised Peer Group, so we would expect to compete with these companies for executive officer talent. For 2017, our Peer Group consisted of the following:

Peer Group
◾	The Clorox Company	◾	Hasbro, Inc.
◾	Coca-Cola Bottling Co. Consolidated	◾	McCormick & Company Incorporated
◾	Dr. Pepper Snapple Group, Inc.	◾	Mead Johnson Nutrition Company
◾	Edgewell Personal Care Company	◾	Perrigo Company
◾	Flowers Foods, Inc.	◾	The Scotts Miracle-Gro Company
◾	Hain Celestial Group, Inc.	◾	Spectrum Brands, Inc.

The Committee primarily utilizes data with respect to the Peer Group for our CEO and CFO.  With respect to our other named executive officers, the Committee primarily uses survey data in determining compensation.  The Committee also references Peer Group data in determining their compensation when there is a meaningful level of relevant data for those positions.  When determining the compensation paid to Ms. Zagorski and Mr. Linares, each of whom joined the Company in 2017, the Committee also considered the market for executive officers in Global Human Resources and Global Research & Development, respectively, their skills and experience, responsibilities required in their respective roles and their respective compensation from their prior employers.  The Committee approved the following for each of Ms. Zagorski and Mr. Linares:

	Mr. Linares	Ms. Zagorski
Base Salary	$415,000	$415,000
Target Bonus	50% of Base Salary	50% of Base Salary
Annual Equity Payout Target	92% of Base Salary	92% of Base Salary
One time Restricted Stock Award or Sign-on Bonus	220,000 (Restricted Stock Award)	410,000 (Sign-on Bonus)
One time Stock Option Award	382,000	250,000

In determining a 2017 competitive market guideline with respect to total direct compensation, namely base salary, Annual Incentive Plan targets and long-term incentives, the Committee referenced a level that approximates the 50th percentile of the Peer Group, or the survey companies, as applicable. However, the Committee did not follow this guideline rigidly, and departed from this general guideline, as described below. In addition, because a majority of our compensation is performance-based, actual cash compensation paid to our named executive officers could further vary from that paid to executive officers in the Peer Group or the survey companies, based on achievement of performance targets.

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COMPENSATION DISCUSSION AND ANALYSIS

MIX OF PAY

On average, approximately 83% of the CEO’s target compensation and 62% of the other named executive officers’ target compensation is variable, based on Company and individual performance. Variable compensation consists of the target Annual Incentive Plan payout and the target value of stock options granted. The percentages below are calculated by dividing each compensation element by target total compensation, which consists of base salary plus variable compensation.

SALARIES

In 2017, the CFO and Mr. Tursi each received base salary increases of approximately 3%, which was consistent with market increases for this period.  Based on marketplace comparisons, our CEO did not receive a base salary increase.  Ms. Zagorski and Mr. Linares each began employment with the Company in 2017, and their salaries were approved by the Compensation & Organization Committee at the time they were hired.

Compensation of each of our named executive officers is set forth on the “2017 Summary Compensation Table” on pages 47.

ANNUAL INCENTIVE PLAN

The principal objective of the Annual Incentive Plan is to align executive and stockholder interests by providing an incentive to our named executive officers to achieve annual performance goals that also support long-term stockholder return. The performance goals are established each year to reflect specific objectives set in our annual budget. The Committee also considers competitive factors, including competitive market data for total cash compensation, which includes salary and annual incentive bonus, in determining the amount of annual incentive award opportunities for our named executive officers.

As noted above, in structuring total direct compensation for our named executive officers, we have referenced the median level of direct compensation of the Peer Group and survey data. This median has influenced our incentive compensation target award levels, although we have from time to time set target payouts above the median level when we believed that our planned performance was well ahead of our Peer Group targets.

The Committee uses a numerical performance rating system with a range from 0.0 to 2.0 to determine the payout amounts under the Annual Incentive Plan. A rating of 1.0 normally represents the target achievement level for plan performance with payout based on each participant’s annual incentive compensation award target percentage of his or her annual base salary. The target award for 2017 was set at a 1.0 rating and is consistent with our guideline described in the preceding paragraph in setting total direct compensation at the median level when our planned performance is in line with competitive levels.  Actual payouts to our named executive officers can vary significantly based on actual Company performance. The following table indicates the percentage of salary payable at a 1.0 rating for each of our named executive officers:

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

Annual Incentive Plan Target Payouts

Name	Percentage of Salary Payable at 1.0 Performance Rating	Award Opportunity (Based on a 1.0 Performance Rating)
Matthew T. Farrell	115%	$1,150,000
Richard A. Dierker	70%	$396,900
Louis H. Tursi, Jr.	50%	$219,000
Carlos Linares	50%	$207,500
Judy A. Zagorski	50%	$207,500

As described above, in 2017 the Committee referenced competitive compensation data provided by Steven Hall in setting the percentage levels. Messrs. Farrell’s and Dierker’s percentages reflect their respective responsibilities during 2017 as CEO and CFO. For the other named executive officers, the Committee set the percentage at 50 percent, which the Committee believes is a competitive rate and unifies the commitment of the named executive officers towards achievement of our annual performance goals.

The 2017 corporate performance metrics, their weightings and a description of the rationale for each measure are as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee has discretion to adjust the corporate results used to compute performance based on external circumstances or unanticipated business conditions that are not within the reasonable control of our management or that do not generally reflect or directly relate to our day-to-day operations in the ordinary course, to the extent permitted by Section 162(m) of the Internal Revenue Code, as was in effect at the time the 2017 corporate performance metrics were established.

The following table indicates, with respect to each corporate performance measure, the threshold level of 2017 performance for which a payout could be made, the target performance level, the maximum performance level, and the actual performance and performance ratings. To the extent applicable, the amounts and percentages reflect the positive and negative adjustments approved by the Committee to eliminate the effect of foreign exchange rates that differed from budgeted amounts, the unplanned acquisitions of Water Pik, Inc. and Agro Biosciences, Inc., cash contribution for the settlement of our UK Pension Plan, the impairment charge related to the sale of our Brazilian chemical business, accounts receivable factoring beyond budgeted amounts, tax benefits associated with the Natronx impairment charge, the deferred compensation payment to the former CEO, litigation settlement in the absence of a planned payment, and the adjustment of the Company’s deferred tax balance under the Tax Cuts & Jobs Act (the “Tax Legislation”).

2017 Annual Incentive Plan Performance Ranges, Actual Performance and Performance Ratings

(in millions, except gross margin percentage and per share data)

Performance Measure	Threshold (0 rating)	Target (1.0 rating)	Maximum (2.0 rating)	Actual Performance (as adjusted)	Rating
Net Sales	$3,400	$3,618	$3,762	$3.613	0.98
Gross Margin	45.00%	46.25%	47.50%	45.77%	0.61
Diluted Earnings Per Share	$1.824	$1.920	$2.016	$1.940	1.21
Cash From Operations	$585	$650	$715	$663	1.20
Overall Corporate Rating (Average)					1.00

The corporate performance rating for 2017 was equal to the weighted average number of these factors, or 1.00. Based on that performance rating, our named executive officers received award payments under the Annual Incentive Plan for 2017 as shown in the table below:

Named Executive Officers

2017 Annual Incentive Plan Payouts

Name	Applicable Performance Rating	Actual Award Payment(1)(2)	Actual Award as percentage of Award Opportunity (Based on a 1.0 Performance Rating)
Matthew T. Farrell	1.00	$1,150,000	1.00
Richard A. Dierker	1.00	$393,900	1.00
Louis H. Tursi, Jr.	1.00	$217,400	1.00
Carlos Linares	1.00	$196,000	1.00
Judy A. Zagorski	1.00	$195,300	1.00
(1)	Amounts rounded to nearest $100.
(2)	The award payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

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COMPENSATION DISCUSSION AND ANALYSIS

LONG-TERM INCENTIVES—STOCK OPTIONS

In 2017, the Committee continued to utilize options on our common stock as our principal form of long-term compensation. The number of shares underlying options granted to our named executive officers is calculated by designating an amount equal to a percentage of the named executive officer’s salary, and dividing that amount by the grant date fair value of the share underlying the option, in accordance with U.S. generally accepted accounting principles. Stock options granted in 2017:

•	have a 10-year term,
•

vest as to all underlying shares on the third anniversary of the date of grant, and have an exercise price equal to the fair market value per share on the date of grant, which the Committee determines based on the closing price as reported on the NYSE on the date of grant.

In addition, as has been the case since 2007, our stock options granted in 2017 include provisions enabling a three-year post-termination vesting and exercise period. The provisions apply if (i) the option holder’s employment terminates due to retirement, as defined in the grant agreement, or is terminated by us without cause; (ii) the option holder is at least 55 years old and has completed at least five years of service with us; (iii) the sum of the option holder’s age and years of service is at least 65; and (iv) pursuant to our request, the option holder has signed a waiver and release agreement. We believe that these provisions enable us to attract and retain seasoned executives who have considerable experience. Moreover, we believe these post-termination provisions offset the effect of the three-year cliff vesting provisions of our stock options, which we believe are less favorable than vesting provisions used by many of the Peer Group. Many of those companies provide for incremental vesting of stock options during the vesting period, while our options do not vest until they have been held for three years. We believe our vesting provisions encourage our employees to maintain employment with us for an extended period of time and to align their interests with longer-term Company performance.

The Committee believes that stock options provide a strong incentive to increase stockholder value, because the value of the stock options is directly dependent on the market performance of our common stock following the date of grant.

Under our long-term incentive program, the Committee grants stock options to each of our named executive officers on an annual basis, based on a percentage of the executive officer’s salary. In connection with our 2017 grants, the Committee used the following percentages of salary for our named executive officers:

Named Executive Officers

Stock Option Grants as Percent of Salary

Name	Percentage of Salary
Matthew T. Farrell	385%
Richard A. Dierker	133%
Louis H. Tursi, Jr.	92%
Carlos Linares	92%
Judy A. Zagorski	92%

In determining the number of shares underlying options for each of our named executive officers, the Committee divided the dollar value to be received by each officer by the grant date fair value of one stock option to determine the number of stock options to be granted to the executive officer and rounded the resulting number of shares to the nearest 10 shares. The grant date fair value of the stock options is calculated in accordance with ASC Topic 718. The number of shares underlying stock options granted to our named executive officers are set forth below in the “2017 Grants of Plan-Based Awards” table under the column heading, “All Other Option Awards: Number of Securities Underlying Options.” For additional information regarding stock option terms, see the narrative accompanying the “2017 Grants of Plan-Based Awards” table.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee has, from time to time, considered the structure of our long-term incentive compensation, which continues to consist entirely of stock options. The Committee continues to believe that stock options are the most effective and appropriate form of long-term incentive compensation for the Company to use at this time. On an ongoing basis, it reviews with management and our Board the advisability of adopting alternative forms of long-term incentive compensation that are tied to, and provide incentives for, the long-term increase in stockholder value.

RESTRICTED STOCK

On January 4, 2017, the Board granted shares of restricted stock to Mr. Tursi with a grant date value of $1,000,000. The shares of restricted stock will vest 100 percent on the second anniversary of the grant, contingent upon Mr. Tursi’s continued employment with us and were granted to encourage Mr. Tursi’s retention.

PERQUISITES AND CHARITABLE CONTRIBUTIONS

We provide very limited perquisites to our executive officers. Our executives may receive a comprehensive physical examination through a provider selected by the executive from among three providers that we have approved. We believe it is in our best interest to ensure that our executives’ health is monitored so that any health-related issues pertaining to an executive can be identified and addressed promptly. The average cost to us for providing this benefit in 2017 is approximately $2,700 per executive.

Except as noted above, we currently do not have programs for providing personal benefit perquisites to executive officers. From time to time the Company makes donations to non-profit organizations or educational institutions as requested by our executive officers and directors. The aggregate amount of all such donations with respect to named executive officers was $19,000 in 2017.

2018 COMPENSATION DECISIONS

The Compensation & Organization Committee approved the 2018 salary increases in the table below based on the market rate and each named executive officer’s performance. In addition, the Compensation & Organization Committee approved the increase of the percent of salary measurement for stock option grants for Mr. Farrell under the Company’s long term incentive program from 385 percent to 425 percent and for Mr. Dierker from 133 percent to 165 percent.

2018 Base Salary

Named Executive Officer	2017 Base Salary ($)	2018 Base Salary ($)	% Increase
Matthew T. Farrell	1,000,000	1,030,000	3.00
Richard A. Dierker	567,000	584,000	3.00
Louis H. Tursi, Jr.	438,000	451,000	2.97
Carlos Linares	415,000	427,000	2.89
Judy A. Zagorski	415,000	427,000	2.89

STOCK OPTION GRANT PRACTICES

The Compensation & Organization Committee makes annual stock option grants to executive officers and other employees effective on the Monday falling most closely to the midpoint between the dates of the Company’s first and second quarter earnings releases. A grant to a new employee is effective on the date the employee commences employment with us, and special grants made to employees at times other than the time of the annual grant are effective on the first trading day of the month following approval of the grant. The per share exercise price of stock options is equal to the closing price of a share of our common stock on the date of grant. We believe that our stock option grant practices are appropriate and eliminate any questions regarding “timing” of grants in anticipation of material events, since grants become effective in accordance with a long-standing schedule.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation & Organization Committee delegates to our CEO and the head of Global Human Resources the ability to approve a specific number of stock option grants for employees who are not executive officers. The grants may be made at times other than the time of annual grant and are utilized for new hires and for performance recognition purposes. The Compensation & Organization Committee approved options to purchase 197,990 shares for these purposes in 2017. The timing and pricing of the option grants in 2017 conformed to the Compensation & Organization Committee practices described in the preceding paragraph.

We do not permit repricing of options without prior stockholder approval.

STOCK OWNERSHIP, TRADING GUIDELINES AND SHORT SALE, HEDGING AND PLEDGING POLICIES

Executive Stock Ownership Guidelines

In order to further align the interests of executive officers with the interests of our stockholders, we maintain stock ownership guidelines for our executive officers. The guidelines specify that each executive officer must hold equity in the Company’s stock equal to a multiple of each executive’s salary.

The stock ownership guidelines applicable to each of our named executive officers at the end of 2017 are shown in the following table:

Title	Multiple of Salary Subject to Guidelines
Chief Executive Officer	6.0x
Chief Financial Officer	3.0x
Executive Vice President	2.5x

The calculation of ownership includes shares acquired and held upon stock option exercises, the value of any vested or unvested stock or restricted stock, stock held in the Company’s Profit Sharing Plan, stock held in the Company’s Employee Stock Purchase Plan, share equivalents held in the Executive Deferred Compensation Plan, shares held in trust, and any other shares held outright. In 2018, the Board adjusted the stock ownership guidelines to include 60 percent of the in-the-money value of vested and unvested stock options to encourage executives to retain stock options over an extended period of time to reinforce further long-term alignment with stockholder interests.

Executives are generally expected to achieve the guidelines within five years from the date on which they become subject to our stock ownership guidelines. If an executive is ever below their ownership requirements under our guidelines, they must hold 50 percent of the net, after-tax value of any equity received from the Company’s ongoing compensation programs. As of December 31, 2017, all of our executive officers who have been in their position for five years were in compliance with our stock ownership guidelines.

Trading, Short Sale, Hedging and Pledging

Additionally, our insider trading guidelines prohibit our executive officers and directors from (i) buying or selling the Company’s securities while in possession of material, non-public information relating to us, (ii) engaging in short sales of our securities, (iii) buying or selling puts or calls or other derivative securities on our securities, (iv) entering into hedging or monetizing transactions or similar arrangements with respect to our securities, and (v) holding our securities in a margin account or pledging our securities as collateral for a loan.

ONGOING AND POST-EMPLOYMENT COMPENSATION

We have plans and agreements addressing compensation for our named executive officers that accrue value as the executive officers continue to work for us, provide special benefits upon certain types of termination events, or provide retirement benefits. These plans and agreements were designed to be part of a competitive compensation package, in some cases not only for executive officers, but for other employees as well.

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COMPENSATION DISCUSSION AND ANALYSIS

SAVINGS AND PROFIT SHARING PLAN FOR SALARIED EMPLOYEES

This plan, which we sometimes refer to below as the “savings and profit sharing plan,” is a tax-qualified defined contribution plan available to all of our domestic salaried employees. All of our named executive officers participate in the plan. Under the plan, an employee may contribute, subject to Internal Revenue Code limitations, up to a maximum of 70 percent of his or her eligible compensation (approximately 15 percent for highly compensated employees in 2017), which includes salary and payments under the Annual Incentive Plan, on a pre-tax basis or as Roth contributions. We provide a matching contribution equal to 100% of the first five percent of eligible compensation that an employee contributes in any year. In addition, the plan provides a profit-sharing feature under which we make an annual contribution to the account of each employee based on our performance in the preceding year. The performance measures and results used to calculate the annual contribution level are identical to the Company-wide measures described above under “2017 Compensation—Annual Incentive Plan.” Achievement of the target performance rating would have resulted in a contribution of five percent of a participant’s base salary and Annual Incentive Plan payments made in 2017. Based on 2017 performance results, the Compensation & Organization Committee approved a contribution equal to 5.0 percent of a participant’s eligible compensation in 2017. Amounts credited to an employee’s account in the plan may be invested among a number of funds, including a Company stock fund. A participant’s account is adjusted to reflect the rate of return, positive or negative, on the investments. Employee contributions and compensation on which our profit sharing contributions may be based cannot exceed limits under the Internal Revenue Code (the eligible compensation limit was $270,000 in 2017).

EXECUTIVE DEFERRED COMPENSATION PLAN

The Executive Deferred Compensation Plan (“EDCP”) and its predecessors collectively have been in effect for over 20 years. The plan is a nonqualified deferred compensation plan that provides potential tax benefits for executive officers. Under the EDCP as currently in effect, an executive officer can defer up to 85 percent of his or her salary and up to 85 percent of amounts paid to the executive officer under the Annual Incentive Plan. In addition, an executive can make a separate deferral, which we refer to below as the “Excess Compensation Deferral,” of up to five percent of compensation that exceeds Internal Revenue Code limits on eligible contributions under the savings and profit sharing plan. We provide a contribution equal to (i) 100 percent of the Excess Contribution Deferral; (ii) five percent of other salary and Annual Incentive Plan deferrals; and (iii) the profit sharing contributions we would have made to the participant’s account under the savings and profit sharing plan were it not for the Internal Revenue Code limit on the amount of eligible compensation under that plan and the participant’s deferrals into the EDCP.

Amounts deferred under the EDCP generally are not subject to federal, and in many cases state, income taxes until they are distributed. An executive officer can choose to have his or her contributions allocated to one or more of several notional investments, including a notional investment in our common stock. A participant may not initially allocate more than 50 percent of his or her contributions to our common stock, although the participant can increase the notional common stock amount through intra-plan transfers of notional investments previously made. A participant’s account is adjusted to reflect the deemed rate of return, positive or negative, on the notional investments. An executive officer may choose to receive a payout following retirement, either in a lump sum or in annual installments, in accordance with the terms of the EDCP. The EDCP also includes provisions for payment upon termination (pre-retirement) death or disability. See the “2017 Nonqualified Deferred Compensation” table and accompanying narrative for additional information.

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

We have adopted change in control and severance agreements for our executive officers because we believe that these agreements can create management stability during a period of uncertainty. Absent such agreements, there is an increased risk that executive officers may be encouraged to seek other employment opportunities if they became concerned about their employment security following a change in control. We also believe that the agreements provide financial security to an executive officer in the event of an involuntary termination of the executive officer without cause following a change in control by providing a meaningful payment to the executive officer. The agreements also provide clear statements of the rights of the executive officers and protect against a change in employment and other terms by an acquirer that would be unfavorable to the executive officer. We also provide severance benefits to our executive officers, although at a lower level, for certain types of employment terminations that do not follow a change in control. We believe these obligations provide a competitive benefit that enhances our ability to hire and retain capable executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

The change in control and severance agreements provide for payments and other benefits if an executive officer’s employment is terminated without cause, or if an executive officer terminates employment for “good reason,” within two years following a change in control. These provisions require what is sometimes called a “double trigger,” namely both a change in control and a specified termination event, before payment is made. The agreements also provide for lesser payments if these types of terminations occur outside of the context of a change in control. In March 2010, we and the participating executives amended the agreements to eliminate the tax gross-up provisions. In the event that payments to be made to an executive under the change in control and severance agreements in connection with a change in control would result in the imposition of the excise tax under Internal Revenue Code Section 4999, the payments will be reduced to the highest amount that could be paid without triggering the excise tax if, following the reduction, the executive would retain a greater amount of net after-tax payments than if no reduction were made. If no reduction is made, the executive officer will pay any applicable excise tax.

In January 2016, our Board approved amendments to our change in control agreements to provide for, among other things, (i) a change in the “cause” definition so that, as modified, “cause” means an executive officer’s dishonesty, fraud, willful misconduct or refusal to follow or comply with the lawful direction of the Company (other than due to illness or incapacity), provided that such refusal is not based on the officer’s good faith compliance with applicable legal or ethical standards, (ii) a clarification that a change in control must actually occur in order for any change in control benefits to be paid, (iii) changes to the post-termination group medical and life insurance coverage provisions involving the calculation of premium payments, and (iv) clarification that any receipt of severance benefits be subject to the officer’s continued compliance with his or her restrictive covenant obligations under the agreement. For Mr. Farrell, in recognition of his new role as President and CEO, the amendments also (i) increased his change in control severance from two to three times base salary plus target bonus, (ii) extended his healthcare benefits from 24 to 36 months, (iii) increased his non-change in control severance from one to two times base salary, and (iv) extended his healthcare benefits from 12 to 24 months. The length of Mr. Farrell’s non-competition and non-solicitation periods was also increased to correspond with the increases in the severance periods.

See “Potential Payments Upon Termination or Change in Control” on pages 54-57 for further information regarding benefits under the change in control and severance agreements.

TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) limits the deductibility of executive compensation paid by publicly held companies to certain of their executive officers to $1,000,000 per year, but has historically contained an exception for performance-based compensation. On December 22, 2017, the Tax Legislation was enacted. The Tax Legislation eliminates the exception for performance-based compensation under Section 162(m) for tax years beginning on or after January 1, 2018.  We have traditionally structured certain portions of our executive compensation program in a manner intended to preserve deductibility for federal income tax purposes under this provision. Nevertheless, our Compensation Committee believes that stockholder interests are best served if the Company’s flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.  As a result, our Compensation Committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve compensation to current and former executive officers that is not deductible for income tax purposes.

SAY-ON-PAY VOTE

At the 2017 Annual Meeting of Stockholders, we asked our stockholders to vote to approve, on an advisory basis, the compensation paid to our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved compensation to our named executive officers, with over 94 percent of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2017, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation & Organization Committee continued our general approach to executive compensation for 2017. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation & Organization Committee will continue to seek and consider stockholder feedback in the future.

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COMPENSATION DISCUSSION AND ANALYSIS

ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

In connection with 2017 compensation for executive officers, Mr. Farrell, aided by our human resources department, provided statistical data and recommendations to the Compensation & Organization Committee. Mr. Farrell did not make recommendations as to his own compensation. While the Compensation & Organization Committee utilized this information, and valued Mr. Farrell’s observations with regard to compensation for our other executive officers, the ultimate decisions regarding executive compensation were made by the Compensation & Organization Committee.

ROLE OF THE COMPENSATION & ORGANIZATION COMMITTEE IN EXECUTIVE COMPENSATION

As set forth in the Charter of the Compensation & Organization Committee, one of the Compensation & Organization Committee’s purposes is to administer our executive compensation program. It is the Compensation & Organization Committee’s responsibility to oversee the design of executive compensation programs, policies, and practices; to determine the types and amounts of compensation for executive officers; and to review and approve the adoption, termination, and amendment of, and to administer, our incentive compensation and stock option plans. All compensation for our executive officers ultimately must be approved by the Compensation & Organization Committee. Our human resources department supports the Compensation & Organization Committee’s work, and in some cases, acts under delegated authority to administer compensation programs. In addition, as described above, in September 2017, the Compensation & Organization Committee began to directly engage Semler Brossy, an outside independent compensation consulting firm, to assist in its review of compensation for executive officers.  Steven Hall served as the outside independent compensation consulting firm prior to that time.

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COMPENSATION & ORGANIZATION COMMITTEE REPORT

COMPENSATION & ORGANIZATION COMMITTEE REPORT

The Compensation & Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations. Based on its review and discussions, the Compensation & Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, in Church & Dwight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Respectfully submitted,

Arthur B. Winkleblack, Chair

T. Rosie Albright

Bradley C. Irwin

Penry W. Price

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2017 SUMMARY COMPENSATION TABLE

2017 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation for 2017, 2016, and 2015 of our President and CEO, our Executive Vice President and CFO, and each of the persons who were the next three most highly paid executive officers in 2017. We sometimes refer to these persons as our “named executive officers,” as defined in Item 402 of Regulation S-K.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)	Total ($)

Matthew T. Farrell(5)	2017	1,000,000			3,849,993	1,150,000	259,622(6)	6,259,615
President and Chief	2016	998,845			3,750,000	1,438,300	223,164	6,410,309
Executive Officer	2015	690,000			1,146,831	641,700	128,515(4)	2,607,046
and former Chief Operating Officer and Chief Financial Officer
Richard A. Dierker(7)	2017	562,750			754,156	393,900	110,919(8)	1,821,725
Executive Vice President,	2016	548,865			731,500	474,200	98,938	1,853,503
Chief Financial Officer

Louis H. Tursi, Jr.	2017	434,750		1,000,000	443,201	217,400	76,226(9)	2,171,577
Executive Vice President,	2016	413,250		500,000	414,920	297,500	83,295	1,708,965
North America Sales	2015	395,000			402,783	244,900	68,442(4)	1,111,124

Carlos Linares(10)	2017	391,945		220,000	763,754	196,000	117,352(11)	1,689,051
Executive Vice President, Global Research & Development

Judy A. Zagorski(12)	2017	390,504	410,000		631,759	195,300	37,552(13)	1,655,114
Executive Vice President, Global Human Resources

(1)

Some of our named executive officers deferred a portion of their salary and non-equity incentive plan compensation in 2017 under the EDCP as follows: Mr. Farrell, $108,415; Mr. Dierker, $128,591; Mr. Tursi, $594,606; Mr. Linares, $343,689; and Ms. Zagorski, $308,656.

(2)

The amounts shown for option and stock awards are based on the grant date fair value of awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 23, 2018. For information regarding the number of shares subject to 2017 stock option and restricted stock grants and other features of those grants, see the “2017 Grants of Plan-Based Awards” table on page 49.

(3)

Includes payments under the Annual Incentive Plan based on achievement of corporate performance measures. See “Compensation Discussion and Analysis—2017 Compensation—Annual Incentive Plan” for further information regarding payments for 2017.

(4)

Includes the portion of the Medicare tax liability attributable to the executive paid by the Company in respect of certain historical deferred compensation plan account balances as follows: Mr. Farrell, $ 4,007, and Mr. Tursi, $ 2,888.

(5)	Mr. Farrell’s base salary increased to $1,000,000 effective January 4, 2016 when he was appointed President and CEO.
(6)

Includes $243,830 of employer retirement savings contributions, of which $135,415 was contributed to Mr. Farrell’s account under the Savings and Profit Sharing Plan for Salaried Employees and $108,415 was contributed to his account under the EDCP, based on statutory limits. This also includes reimbursement for a physical examination and donations of $14,000 that we made to non-profit organizations with which Mr. Farrell is involved.

(7)	Mr. Dierker’s base salary increased to $567,000 effective April 1, 2017.

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2017 SUMMARY COMPENSATION TABLE

(8)

Includes $103,696 of the employer retirement savings contributions, of which $65,348 was contributed to Mr. Dierker’s account under the Savings and Profit Sharing Plan for Salaried Employees and $38,348 was contributed to his account under the EDCP, based on statutory limits. This also includes reimbursement for a physical examination and donations of $5,000 that we made to non-profit organizations with which Mr. Dierker is involved.

(9)

Includes $73,226 of employer retirement savings contributions, of which $42,105 was contributed to Mr. Tursi’s account under the Savings and Profit Sharing Plan for Salaried Employees and $31,121 was contributed to his account under the EDCP, based on statutory limits. This also includes reimbursement for a physical examination.

(10)	Mr. Linares joined the company effective January 20, 2017.
(11)

Includes $39,194 of employer retirement savings contributions, of which $23,761 was contributed to Mr. Linares’s account under the Savings and Profit Sharing Plan for Salaried Employees and $15,433 was contributed to his account under the EDCP, based on statutory limits.

(12)	Ms. Zagorski joined the company effective January 23, 2017.
(13)

Includes $37,552 of employer retirement savings contributions, of which $22,119 was contributed to Ms. Zagorski’s account under the Savings and Profit Sharing Plan for Salaried Employees and $15,433 was contributed to her account under the EDCP, based on statutory limits.

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2017 GRANTS OF PLAN-BASED AWARDS

2017 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted to our named executive officers in 2017.

Name	Grant Date(1)	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			All Other Stock Awards: No of Shares of Common Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)(2)	Target (at 1.0 rating) ($)	Maximum ($)

Matthew T. Farrell	06/19/2017	04/26/2017	—	1,150,000	2,300,000	—	398,550	53.75	3,849,993
Richard A. Dierker	06/19/2017	04/26/2017	—	393,900	787,800	—	78,070	53.75	754,156
Louis H. Tursi, Jr.	01/04/2017 06/19/2017	01/04/2017 04/26/2017	—	217,400	434,800	22,371	45,880	44.69 53.75	999,760 443,201
Carlos Linares	06/16/2017 06/16/2017 06/19/2017	12/05/2016 12/05/2016 04/26/2017	—	196,000(7)	392,000	4,135	40,083 39,520	53.20 53.20 53.75	219,982 381,991 381,763
Judy A. Zagorski	01/23/2017 06/19/2017	12/12/2016 04/26/2017	—	195,300(7)	390,600	—	31,094 39,520	45.53 53.75	249,996 381,763
(1)	For information regarding the timing of stock option grants, see “Compensation Discussion and Analysis—Stock Option Grant Practices.”
(2)	There is no specified minimum award payout under the Annual Incentive Plan.
(3)

Constitutes target and maximum award opportunities for our named executives under our Annual Incentive Plan. See “Compensation Discussion and Analysis—2017 Compensation—Annual Incentive Plan” for information regarding the criteria applied in determining the amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan Compensation” column in the “2017 Summary Compensation Table”. Amounts are rounded to the nearest $100.

(4)

The amounts shown in this column represent shares of restricted stock granted to Mr. Tursi on January 4, 2017 and Mr. Linares on June 16, 2017. All of the shares of restricted stock granted for Mr. Tursi vest on January 4, 2019. The shares granted for Mr. Linares vest on January 20, 2018 and January 20, 2019.

(5)

The amounts shown in this column represent the shares of our common stock underlying options granted under the Omnibus Equity Compensation Plan in 2017. All options were granted with an exercise price per share equal to the closing price per share as reported on the NYSE on the date of grant. The options vest as to all underlying shares on the third anniversary of the date of grant and terminate ten years from the date of grant, subject to earlier termination upon the occurrence of specified events. In the event of a “change in control,” as defined in the Omnibus Equity Compensation Plan, all stock options granted prior to the change in control immediately vest, unless our Board of Directors determines otherwise.

(6)

The grant date fair value is computed in accordance with ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in note 11 to our consolidated financial statements in our Annual Report Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 23, 2018.

(7)	Amounts are prorated based on 2017 earnings.

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2017 OUTSTANDING EQUITY AWARDS

2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding stock options and restricted stock held by our named executive officers at December 31, 2017.

	Option Awards				Stock	Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Matthew T. Farrell	101,000		20.22	6/20/2021
	179,580		26.91	6/18/2022
	189,640		30.96	6/17/2023
	142,120		34.81	6/16/2024
		168,900	41.92	6/22/2025
		556,800	41.76	1/04/2026
		398,550	53.75	6/19/2027
Richard A. Dierker	17,880		26.91	6/18/2022
	16,020		30.96	6/17/2023
	11,280		34.81	6/16/2024
		12,160	41.92	6/22/2025
		108,620	41.76	1/04/2026
		78,070	53.75	6/19/2027
Louis H. Tursi, Jr.	92,380		26.91	6/18/2022
	77,700		30.96	6/17/2023
	58,420		34.81	6/16/2024
		59,320	41.92	6/22/2025
		52,100	49.62	6/20/2026
		45,880	53.75	6/19/2027
					11,974	600,736
					22,371	1,122,353
Carlos Linares		40,083	53.20	6/16/2027
		39,520	53.75	6/19/2027	4,135	207,453
Judy A. Zagorski		31,094	45.53	1/23/2027
		39,520	53.75	6/19/2027

(1)	Options vest and expire as to all of the underlying unexercisable shares as follows:

Option Exercise Price ($)	Expiration Date	Vesting Date

41.92	6/22/2025	6/22/2018
41.76	1/04/2026	1/04/2019
49.62	6/20/2026	6/20/2019
45.53	1/23/2027	1/23/2020
53.20	6/16/2027	6/16/2020
53.75	6/19/2027	6/19/2020

In the event of a “change in control,” as defined in the Omnibus Equity Compensation Plan, all stock options granted prior to the change in control immediately vest unless our Board of Directors determines otherwise.

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2017 OUTSTANDING EQUITY AWARDS

(2)	Restricted Stock awards held by each of our named executive officers vest as follows:

	No. of Shares	Vesting Date
Louis H. Tursi, Jr.	11,974 22,371	1/04/2019 1/04/2019
Carlos Linares	2,067 2,068	1/20/2018 1/20/2019

(3)	Based on the $50.17 per share closing price of our common stock on December 29, 2017, as reported on the NYSE.

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2017 OPTION EXERCISES AND STOCK VESTED

2017 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises by our named executive officers during 2017. There were no options exercised or vesting of restricted stock held by our named executive officers during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew T. Farrell	—	—	—	—
Richard A. Dierker	—	—	—	—
Louis H. Tursi, Jr.	—	—	—	—
Carlos Linares	—	—	—	—
Judy A. Zagorski	—	—	—	—

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2017 NONQUALIFIED DEFERRED COMPENSATION

2017 NONQUALIFIED DEFERRED COMPENSATION

Our named executive officers are among the employees eligible to participate in the EDCP. Participants can elect to defer up to 85% of each of their salary and Annual Incentive Plan award payout. Amounts deferred are invested, as determined by the participant, in one or more notional investments, including a notional investment in our common stock. The other notional investments are based on a group of mutual funds. We also made contributions to a participant’s deferred compensation account equal to the matching contributions and profit sharing contributions that would have been made to the participant’s account under the Savings and Profit Sharing Plan for Salaried Employees but for (i) limitations imposed by the Internal Revenue Code on plan contributions, and (ii) the participant’s deferrals under the EDCP. Following retirement, participants may elect to receive either a lump sum payment or installment payments for up to 20 years. A participant’s interest in the portion of his or her account derived from our contributions vests, depending on the nature of the contribution, between two to five years from commencement of employment.

The following table provides details regarding nonqualified deferred compensation for our named executive officers in 2017.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End ($)(2)
Matthew T. Farrell	108,415	207,454	622,013	—	5,347,153
Richard A. Dierker	128,591	67,219	74,828	—	559,111
Louis H. Tursi, Jr.	594,606	27,717	381,208	—	3,278,331
Carlos Linares	343,689	980	22,883	—	367,552
Judy A. Zagorski	308,656	15,433	14,773	—	338,862
(1)

All amounts shown in this column are reported as compensation in the “2017 Summary Compensation Table” for 2017. These amounts include contributions made after the end of 2017 which were earned with respect to 2017.

(2)

Includes amounts that are reported as compensation in the “2017 Summary Compensation Table” for 2015 and 2016 as follows: Mr. Farrell, $313,914.26; Mr. Dierker, $163,123.67; Mr. Tursi, $817,400.66; Mr. Linares, $0; and Ms. Zagorski, $0. Amounts shown in this column also include contributions made after the end of 2017 which were earned with respect to 2017.

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POTENTIAL PAYMENTS UPON TERMINATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on December 31, 2017 (except as otherwise noted).

The information in this section does not include information relating to the following:

•	distributions under the EDCP—see “2017 Nonqualified Deferred Compensation” for information regarding this plan,
•	other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including our tax-qualified defined contribution plan,
•	restricted shares and shares underlying options that vested prior to the termination event—see the “2017 Outstanding Equity Awards at Fiscal Year-End” table, and
•	short-term incentive payments that would not be increased due to the termination event.

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

We have entered into Change in Control and Severance Agreements with each named executive officer. The agreements provide for benefits upon specified termination of employment events within two years following a change in control and upon specified termination of employment events at any time for reasons unrelated to a change in control. A “change in control” occurs under the agreements if:

•	a person becomes the beneficial owner of 50 percent or more of our common stock,
•	the consummation of a merger or other business combination or a sale of all or substantially all of our assets, or
•

within any 24-month period, “incumbent directors” no longer constitute at least a majority of our Board of Directors; “incumbent directors” are (i) persons who were directors immediately before the beginning of the 24-month period and (ii) persons who are elected to our Board of Directors by a two-thirds vote of the incumbent directors.

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason, generally within two years following a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•

a lump sum payment equal to two times (three times for Mr. Farrell) the sum of such executive officer’s base salary plus target bonus award under the Annual Incentive Plan for the year in which such termination occurs, and

•

a lump sum payment equal to the executive officer’s target bonus award under the Annual Incentive Plan multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment.

Each lump sum payment will be made six months following the date of termination of employment.

Upon the termination of an executive officer’s employment without cause or by the executive officer for good reason other than as a result of a change in control and following the executive officer’s execution of a release, the executive officer will receive:

•

a lump sum payment equal to the executive officer’s base salary (Mr. Farrell will receive an amount equal to two times his base salary) for the year in which the termination occurs (one-half of the payment will be paid six months following the date of termination of employment and the remaining one-half will be paid in six equal monthly installments thereafter), and

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POTENTIAL PAYMENTS UPON TERMINATION

•

a lump sum payment equal to the Annual Incentive Plan award that would have been payable to the executive officer based on actual performance multiplied by a fraction equal to the portion of the year that has expired on the date of termination of employment (to be paid on the later of the regularly scheduled payment date for the award and six months following the date of termination of employment).

“Good reason” means the occurrence of any of the following events, without the consent of the executive officer: (i) the executive officer suffers a material demotion in title, position, or duties; (ii) the executive officer’s base salary and target award percentage or benefits are materially decreased; (iii) we fail to obtain the assumption of the agreement by an acquirer; or (iv) the executive officer’s office location is moved by more than 50 miles.

In the event that an executive officer becomes liable for payment of any excise tax under Internal Revenue Code Section 4999 with respect to any “excess parachute payments” under Internal Revenue Code Section 280G to be received under the agreement in connection with a change in control, we will reduce the payments below the threshold amount for “excess parachute payments” set forth in Section 280G, if the reduction would provide the executive with greater net after-tax payments than would be the case if no reduction were made and the payments were subject to excise tax under Section 4999.

In addition, under any event of termination covered by the agreement, the executive officer may elect to continue group medical and dental coverage at the then prevailing employee rate for a period of 24 months (12 months if termination occurs other than as a result of a change in control)—or, in the case of Mr. Farrell, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination. The executive officer will also be entitled to receive (i) group life insurance coverage for a period of 24 months (12 months if termination occurs other than as a result of a change in control)—or, in the case of Mr. Farrell, 36 months (24 months if termination occurs other than as a result of a change in control) from the date of termination; (ii) outplacement assistance; and (iii) payment for unused vacation time. The agreement also contains non-competition, non-solicitation, and non-disparagement provisions.

The Change in Control and Severance Agreement replaced related provisions, if any, in the executive officer’s employment agreement.

In January 2016, our Board approved amendments to the Change in Control and Severance Agreement. For a description of these changes, see “Compensation Discussion and Analysis—Ongoing and Post-Employment Compensation—Change in Control and Severance Agreements.”

ACCELERATION OF VESTING PROVISIONS PERTAINING TO STOCK OPTIONS AND RESTRICTED STOCK UPON A CHANGE IN CONTROL

Under the Omnibus Equity Compensation Plan, upon a change in control all stock options and restricted stock granted prior to the change in control vest immediately, unless our Board of Directors determines otherwise. The definition of “change in control” under the Omnibus Equity Compensation Plan is substantially the same as the definition of “change in control” under the Change in Control and Severance Agreements. We believe this accelerated vesting can create management stability during a period of uncertainty, because there is an increased risk that executive officers may seek other employment opportunities if they became concerned about employment security following a change in control.

TABLE OF BENEFITS UPON TERMINATION EVENTS

The following tables show potential payments to our named executive officers upon termination of employment, including without limitation a change in control, assuming a December 31, 2017 termination date. In connection with the amounts shown in the table:

•

Stock option benefit amounts for each option as to which vesting will be accelerated upon the occurrence of the termination event are equal to the product of the number of shares underlying the option multiplied by the difference between the exercise price per share of the option and the $50.17 closing price per share of our common stock on December 31, 2017, as reported on the NYSE. Stock options continue to vest in accordance with the terms of grant for three years for named executive officers who either are terminated without cause or voluntarily terminate and, in each case, meet our “age plus years of service” and other contractual qualifications for “retirement” treatment, and upon death or disability, in accordance with the terms of our plans. Because they do not accelerate, these amounts are not listed in the table. As of December 31, 2017, Messrs. Farrell and Tursi met the minimum “age plus years of service” requirement for retirement.

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POTENTIAL PAYMENTS UPON TERMINATION

•

Restricted stock benefit amounts are equal to the product of the number of restricted shares as to which vesting will be accelerated upon the occurrence of the termination event multiplied by the $50.17 closing price per share of our common stock on December 31, 2017, as reported on the NYSE. These benefit amounts are payable upon a voluntary termination of a named executive officer, provided such officer meets our qualifications for “retirement,” or upon the death or disability of such executive, in accordance with the terms of our plans. As of December 31, 2017, Messrs. Farrell and Tursi met the minimum “age plus years of service” requirement for retirement.

•	Health and Welfare Benefits are equal to the costs we would incur to maintain such benefits for the applicable period.
•

We assumed that target award performance rating under the Annual Incentive Plan is met in the year of termination. Under the Change in Control and Severance Agreements, if the named executive officer is terminated on December 31, he or she will be entitled to no additional payments with respect to this component beyond what the executive otherwise would have earned under the Annual Incentive Plan. Therefore, no payment with respect to this component is reflected in the table.

Matthew T. Farrell
Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	6,450,000	2,000,000	—	—
Stock Options	6,079,742	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	34,024	22,683	—	—
Total	12,563,766	2,022,683	—	—

Richard A. Dierker
Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination($)	Death or Disability ($)
Severance Payments	1,927,800	567,000	—	—
Stock Options	1,014,418	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	32,739	16,370	—	—
Total	2,974,957	583,370	—	—

Louis H. Tursi, Jr.
Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	1,314,000	438,000	—	—
Stock Options	518,342	—	—	—
Restricted Stock	1,723,089	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	29,588	14,794	—	—
Total	3,585,018	452,794	—	—

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POTENTIAL PAYMENTS UPON TERMINATION

Carlos Linares
Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination($)	Death or Disability ($)
Severance Payments	1,245,000	415,000	—	—
Stock Options	0	—	—	—
Restricted Stock	207,453	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	24,636	12,318	—	—
Total	1,477,089	427,318	—	—

Judy A. Zagorski

Benefit Type	Change in Control Termination without Cause or for Good Reason ($)	Non-Change in Control Termination without Cause($)	Voluntary Termination ($)	Death or Disability ($)
Severance Payments	1,245,000	415,000	—	—
Stock Options	144,276	—	—	—
Restricted Stock	—	—	—	—
Excise Tax and Gross-Ups	—	—	—	—
Health and Welfare Benefits	27,105	13,553	—	—
Total	1,416,381	428,553	—	—

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CEO PAY RATIO

CEO PAY RATIO

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation & Organization Committee monitors the relationship between the pay our officers receive and the pay our non-officer employees receive. The Compensation & Organization Committee reviewed a comparison of CEO pay (base salary and target bonus) to the pay of all our employees in 2017. The compensation for our CEO in 2017 was approximately 98 times the median pay of our employees.

As a result of the rules recently adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, using the required calculations. We identified our median employee utilizing data as of November 30, 2017, by examining the 2017 target total cash compensation (base salary plus target bonus) for all individuals, excluding our CEO, who were employed by us on November 30, 2017. We included all employees, whether employed on a full-time or part-time basis. We did not make any assumptions, adjustments, or estimates with respect to total target cash compensation. We excluded 73 employees from Brazil, which represents approximately 1.6-percent of the Company’s total employee population of 4,500.  We believe the use of total target cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

After identifying the median employee based on total target cash compensation, we calculated annual total compensation for that employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table in this proxy statement.

As illustrated in the table below, our 2017 CEO to median employee pay ratio is 97.8:1.

	CEO to Median Employee Pay Ratio
	President and CEO		Median Employee
Base Salary	$1,000,000		$56,358
Option Awards	3,849, 993		—
Annual Incentive Plan Compensation	1,150,000		1,691
All Other Compensation	259,622		5,940
TOTAL	$6,259,615		$63,989
CEO Pay to Median Employee Pay Ratio	97.8	:	1

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EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2017

The following table provides information as of December 31, 2017, regarding securities issuable under our equity compensation plans, all of which were approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available for Future Issuance Under Compensation Plans (excludes securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	16,000,000	33.11	24,849,701

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PROPOSAL 2

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the provisions of Section 14A of the Exchange Act, enacted as part of the Dodd-Frank Act, we are providing our stockholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, commonly referred to as a say-on-pay vote. Specifically, these rules address the information we must provide in the compensation discussion and analysis, compensation tables, and related disclosures included in this proxy statement. In accordance with the advisory vote of our stockholders at our 2017 Annual Meeting of Stockholders, we provide to our stockholders the opportunity to vote annually to approve, on an advisory basis, the compensation of our named executive officers. Accordingly, the next vote to approve, on an advisory basis, the compensation of our named executive officers after the vote held at this Annual Meeting will be conducted at our 2019 Annual Meeting of Stockholders.

As described under “Compensation Discussion and Analysis,” our compensation objectives have focused on providing compensation that is competitive, includes meaningful performance incentives, aligns the interests of our executive officers and stockholders and provides an incentive for long-term continued employment with us.

We believe that our compensation program, which includes meaningful, performance-based components, has met these objectives and has enabled us to attract, motivate, and retain talented executives who have helped us achieve strong financial results. Please refer to the “Compensation Discussion and Analysis” for a detailed discussion of the performance goals addressed by our incentive programs and our compensation programs generally. Moreover, we believe that our compensation program is aligned with the long-term interests of our stockholders, and contributed to our achievement of an average annual total stockholder return over the past one, five, and ten years of 15.3 percent, 15.6 percent, and 16.3 percent, respectively.

At the 2017 Annual Meeting of Stockholders, we asked our stockholders to vote to approve, on an advisory basis, the compensation paid to our named executive officers. Our stockholders overwhelmingly approved compensation to our named executive officers, with over 94 percent of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2017, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation & Organization Committee continued our general approach to executive compensation for 2017. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation & Organization Committee will continue to seek and consider stockholder feedback in the future.

Accordingly, our Board of Directors recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Church & Dwight Co., Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement for the 2018 Annual Meeting of Stockholders.

This is an advisory vote, which means that the stockholder vote is not binding on us. Nevertheless, the Compensation & Organization Committee values the opinions expressed by our stockholders, will continue to seek and consider stockholder feedback in the future, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

Your Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 3

PROPOSAL 3: AMEND AND RESTATE OUR CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS AND ELIMINATE OR UPDATE CERTAIN OUTDATED PROVISIONS

After careful consideration and upon the recommendation of the Board’s Governance & Nominating Committee, which is comprised entirely of independent directors, the Board has unanimously determined that it is advisable and in the best interests of the Company and its stockholders to amend and restate its Certificate of Incorporation to declassify the Board and provide for the annual election of all directors and eliminate or update certain outdated provisions, as described below.

ANNUAL ELECTION OF DIRECTORS

Article Fifth of the current Certificate of Incorporation provides that the Board shall be divided into three classes, each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, and members of each class are elected to serve for staggered three-year terms.

The Board has declared advisable and approved, and recommends for approval and adoption by the Company’s stockholders, the proposed Amended and Restated Certificate of Incorporation, in the form set forth in Appendix A to this proxy statement. If approved and adopted by Company stockholders and filed with the Secretary of State of the State of Delaware, the Amended and Restated Certificate of Incorporation would provide for the elimination of the classified structure of the Board and institute the annual election of all directors for one-year terms; provided, that directors who have been elected to three-year terms prior to the effective date of the Amended and Restated Certificate of Incorporation (including directors elected at this Annual Meeting) will complete their three-year terms. Directors whose terms expire in 2019 and 2020 would be elected at the annual meeting of stockholders held in such years for one-year terms. At the 2021 annual meeting, the entire Board would be elected for a one-year term expiring at the next annual meeting of stockholders. Directors elected by the Board to fill any vacancy on the Board would serve until the next election of the class, if any, for which such director is chosen and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

In determining to recommend declassification as described above, the Board and the Governance & Nominating Committee carefully reviewed the various arguments regarding a classified board structure. The Board and the Governance & Nominating Committee recognize that a classified structure offers several advantages, such as promoting board continuity and stability and facilitating the Board’s ability to focus on the Company’s strategic planning and performance. The Board and the Governance & Nominating Committee, however, also recognize that investors favor annual elections and consider adoption of a declassified board structure as good corporate governance.

Upon consideration of such matters, and upon the recommendation of the Governance & Nominating Committee, the Board unanimously approved the proposed amendment and restatement of the Certificate of Incorporation to amend Article Fifth to provide for the annual election of our directors on the terms provided therein, and recommends its approval and adoption by stockholders.

To implement the proposal, the Company stockholders are asked to vote in favor of amending Article Fifth of the Certificate of Incorporation of Church & Dwight Co., Inc. and amending and restating our Certificate of Incorporation. The proposed amendment to Article Fifth of our Certificate of Incorporation requires an affirmative vote of two-thirds (2/3) of the outstanding shares entitled to vote thereon in order for such amendment to be effective.  The proposed amendment to Article Fifth of the Certificate of Incorporation is included in the copy of the proposed Amended and Restated Certificate of Incorporation, attached as Appendix A to this proxy statement. If stockholders approve this Proposal 3, the proposed amendment to Article Fifth would become effective upon the Company’s filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.  The Company intends to make that filing shortly after approval and adoption of the Amended and Restated Certificate of Incorporation by stockholders at the Annual Meeting. However, even if the proposed Amended and Restated Certificate of Incorporation is adopted and approved by stockholders, the Board may, at its discretion, abandon the proposed Amended and Restated Certificate of Incorporation at any time before it becomes effective.

If stockholders do not approve the proposed Amended and Restated Certificate of Incorporation, the Board will remain classified.

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PROPOSAL 3

Delaware law provides that, unless otherwise addressed in a company’s certificate of incorporation, members of a board that is classified may be removed only for cause. The proposed revisions to Article Fifth of the proposed Amended and Restated Certificate of Incorporation would provide that each director elected to serve for a one-year term may be removed with or without cause.

ELIMINATION OR UPDATING OF CERTAIN OUTDATED PROVISIONS

The proposed Amended and Restated Certificate of Incorporation, if approved and adopted by the stockholders and filed with the Secretary of State of the State of Delaware, would also provide for the removal or updating of several outdated provisions as follows:

•	Eliminating references to the Company’s Junior Participating Cumulative Preferred Stock; and
•	Updating the references in Article Ninth of the Certificate of Incorporation regarding the necessary stockholder approval thresholds for certain actions set forth in the Certificate of Incorporation.

The provisions relating to the Junior Participating Cumulative Preferred Stock were adopted in connection with the Company’s former stockholder rights plan, which was adopted in May 1989 and expired in May 1999. Accordingly, the Board and the Governance & Nominating Committee have declared advisable, approved and recommended, and the Company is proposing, to amend and restate the Certificate of Incorporation to eliminate these provisions. The removal of these provisions will not result in any change to the rights of the Company’s stockholders.

Currently, Article Ninth of the Certificate of Incorporation provides that certain actions, including certain mergers or consolidations by the Company and certain sales, leases, exchanges or other dispositions of any substantial assets of the Company, must be approved by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Company entitled to vote generally in elections of directors. Article Ninth of the Certificate of Incorporation further provides that if any action that would otherwise require such supermajority vote is approved by resolution adopted by not less than two-thirds of the directors then in office, then such action may be adopted, authorized or approved by a majority of the votes cast by the Company’s stockholders. Delaware law provides, however, that mergers or consolidations by the Company or sales, leases or exchanges of all or substantially all of a corporation’s assets must generally be approved by the affirmative vote of holders of a majority of the corporation’s outstanding stock entitled to vote thereon. Accordingly, the Board and the Governance & Nominating Committee have declared advisable, approved and recommended, and the Company is proposing, that Article Ninth be amended to clarify that if such actions are approved by not less than two-thirds of the directors then in office, such actions may be approved upon the affirmative vote of holders of a majority of the votes cast by the Company’s stockholders, subject to any additional approval of stockholders required under applicable law. This change will not have any effect on the rights of our stockholders.

REQUIRED VOTE

Approval of the proposed Amended and Restated Certificate of Incorporation to declassify the Board and provide for the annual election of all directors and eliminate or update certain outdated provisions requires an affirmative vote of two-thirds (2/3) of the Company’s outstanding shares of common stock entitled to vote thereon.

Your Board of Directors recommends a vote FOR approval of the amendment and restatement of our Certificate of Incorporation to provide for the annual election of directors and eliminate or update certain outdated provisions.

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PROPOSAL 4

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche LLP to serve as our independent registered accountant for 2018. In accordance with past practice, this selection will be presented to our stockholders for ratification at the Annual Meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of our auditors. The Audit Committee may reconsider its selection if the appointment is not ratified by our stockholders. Deloitte & Touche LLP has served as our independent registered accountant since 1969.

A representative of Deloitte & Touche LLP will be in attendance at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement at the Annual Meeting, if he or she desires to do so.

Your Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

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HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for notices of Internet availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household notices of Internet availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate notice of Internet availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by telephone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, Computershare Investor Services LLC, 250 Royall Street, Canton, MA 02021, telephone: (866) 299-4219. We promptly will send additional copies of the relevant material following receipt of a request for additional copies.

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SECTION 16(a) BENEFICIAL OWNERSHIP

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and persons holding more than 10 percent of our common stock, are required to file with the SEC initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us, all of these filing requirements were timely satisfied for 2017, except (i) the Form 4 for Mr. Conish filed on January 9, 2017 to report the January 3, 2017 disposition of notional shares acquired under the EDCP, (ii) the Form 4 for Mr. Craigie filed on February 24, 2017 to report the January 3, 2017 disposition of notional shares acquired under the EDCP, and (iii) the Form 4 for Ms. Bomhard filed on August 11, 2017 with respect to one transaction relating to approximately 392 notional shares.

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OTHER BUSINESS

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

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STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

Any proposals submitted by stockholders for inclusion in our proxy statement and proxy for the 2019 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal executive offices (to the attention of the Secretary) no later than November 23, 2018 and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2019 Annual Meeting of Stockholders, other than a proposal for inclusion in the proxy statement pursuant to SEC regulations, or who wants to nominate a person for election to our Board of Directors at that meeting, must provide a written notice that sets forth the specified information described in our Certificate of Incorporation concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth on the first page of this proxy statement, no later than November 23, 2018. A copy of our Certificate of Incorporation can be obtained upon request directed to the Office of the Secretary at the address set forth on the first page of this proxy statement.

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ANNUAL REPORT AND FORM 10-K

ANNUAL REPORT AND FORM 10-K

Our Annual Report to Stockholders for 2017, including financial statements, is being furnished, simultaneously with this proxy statement, to all stockholders of record as of the close of business on March 6, 2018, the record date for voting at the Annual Meeting. A copy of our Annual Report and Form 10-K for the year ended December 31, 2017, including the financial statements, but excluding the financial statement schedules and most exhibits, will be provided without charge to stockholders upon written request to Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628 Attention: Secretary. The Form 10-K provided to stockholders will include a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to stockholders upon written request and upon payment of reproduction and mailing expenses.

By Order of the Board of Directors,

PATRICK D. DE MAYNADIER

Corporate Secretary

Ewing, New Jersey

March 23, 2018

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Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CHURCH & DWIGHT CO., INC.

FIRST: The name of the corporation is:

CHURCH & DWIGHT CO., INC.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is as follows:

(a) To manufacture, buy, sell, import, export, deal in and use chemicals, grocery products, food products, drugs, cleaners, detergents, water softeners, disinfectants, and consumer or industrial products of every nature and description; and

(b) To conduct any lawful business; to exercise any lawful purpose or power; and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

The foregoing clause of this Article THIRD shall be construed as purposes, objects and powers. The enumeration of specified purposes, objects and powers shall not be construed to exclude, limit or restrict in any manner, any power, right or privilege given to the Corporation by law, or to limit or restrict the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed, it being the intent of this Article THIRD that this Corporation shall have and may exercise all the powers now or which hereafter may be conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law.

Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law, but the occurrence within any of the foregoing clauses of any purpose, power or object prohibited by the laws of the State of Delaware or any other state, or of any territory, dependency or foreign country, in which the Corporation may carry on business, shall not invalidate any other purpose, power or object not so prohibited, by reason of its contiguity or apparent association therewith.

FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 602,500,000 shares of two classes. 600,000,000 shares shall be Common Stock at $1.00 par value per share, and 2,500,000 shares shall be Preferred Stock, at $1.00 par value per share.

(b) A holder of Common Stock shall, be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

(c) The class of Preferred Stock may be divided into and issued in one or more series as follows:

Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, fully or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed herein and in a resolution or resolutions providing for the issue of such series adopted by a two-thirds vote of the entire Board of Directors of the Corporation.

The Board of Directors of the Corporation is hereby expressly authorized, by a two-thirds vote of the entire Board, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights and preferences, and the qualifications, limitations, or restrictions thereof, of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series.

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Appendix A

The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

(1) The designation of such series;

(2) The number of shares initially constituting such series;

(3) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

(4) The rate or rates and the times and conditions under which dividends on the shares of such series shall be paid, and (x) if such dividends are payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, the terms and conditions of such payment, and (y) if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

(5) Whether or not the shares or such series shall be redeemable, and, if such shares shall be redeemable, the designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, and the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount period share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

(6) The amount payable on the shares in the event of the dissolution of, or upon any distribution of the assets of, the Corporation;

(7) Whether or not the shares of such series may be convertible into, or exchangeable for, shares of any other class or series and the price or prices and the rates of exchange and the terms of any adjustments to be made in connection with such conversion or exchange;

(8) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more (or less) than one vote per share;

(9) Whether or not a purchase fund shall be provided for the shares of such series, and if such a purchase fund shall be provided, the terms and conditions thereof;

(10) Whether or not a sinking fund shall be provided for the redemption of the shares of such series, and if such a sinking fund shall be provided, the terms and conditions thereof; and

(11) Any other powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, which shall not be inconsistent with the provisions of this Article FOURTH or the limitations provided by law.

(d) No stockholder shall have any preemptive right to subscribe to any shares of stock of the Corporation of any class or series thereof, now or hereafter authorized, or any security convertible into such stock.

(e) Every reference in this Certificate of Incorporation or in the By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

FIFTH: (a) The number of directors of the Corporation shall not be less than three nor more than fifteen, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Such exact number shall be 10 until otherwise determined by resolution adopted by affirmative vote of a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

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Appendix A

(b)  Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, the Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. For so long as there are three classes of directors, each class shall consist as nearly equal in number (as determined by the Board of Directors) as the then total number of directors constituting the entire Board permits. Notwithstanding the foregoing, subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, commencing with the 2019 annual meeting of stockholders, the directors shall be divided into two classes, with the successors of the directors whose terms expire at that meeting being elected for a one-year term expiring at the 2020 annual meeting of stockholders; commencing with the 2020 annual meeting of stockholders, there shall be a single class of directors, with the successors of the directors whose terms expire at that meeting being elected for a one-year term expiring at the 2021 annual meeting of stockholders; and commencing at the 2021 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected for one-year terms expiring at the next annual meeting of stockholders. For the avoidance of doubt, the directors elected at the 2018 annual meeting of stockholders will serve for a term expiring at the 2021 annual meeting of stockholders; the directors who were elected at the 2017 annual meeting of stockholders will serve for a term expiring at the 2020 annual meeting; and, the directors who were elected at the 2016 annual meeting of stockholders will serve for a term expiring at the 2019 annual meeting.

(c) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his, her or their term of office, with or without cause, by the affirmative vote of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class; provided, however, if a director’s term was scheduled at the time of its commencement to extend beyond the next succeeding annual meeting of stockholders of the Corporation, such director may be removed only for cause and only by the affirmative vote of the holders of record of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.  If any director shall be removed by the stockholders pursuant to this paragraph, the stockholders of the Corporation may, at the meeting at which such removal is effected, fill the resulting vacancy by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors. If the vacancy is not filled by the stockholders, the vacancy may be filled by the affirmative vote of two-thirds of the directors then in office, although less than a quorum. Any newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office, although less than a quorum. Any directors chosen pursuant to the provisions of this paragraph shall hold office until the next election of the class, if any, for which such director shall have been chosen and until their successors shall be elected and qualified.

(d) Notwithstanding any of the foregoing provisions of this Article FIFTH, each director shall hold office until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, or be removed in accordance with this Article.

SIXTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a) To make, alter or repeal the By-Laws of the Corporation;

(b) To set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish such reserve.

SEVENTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

(b)(1) Right of Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director,

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Appendix A

officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition as authorized by the Board of Directors; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director, officer, employee or agent of the Company in his or her capacity as such in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent of the Company, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent of the Company is not entitled to be indemnified under this Section or otherwise.

(2) Right of Claimant to Bring Suit. If a claim under subparagraph (b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

EIGHTH: (a) The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

(b) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal Article FIFTH, EIGHTH and NINTH of this Certificate of Incorporation.

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Appendix A

(c) No action by the stockholders of the Corporation may be taken otherwise than at the annual or special meeting of stockholders.

NINTH: (a) Except as otherwise provided in paragraph (b) of this Article NINTH, the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in elections of directors shall be required at a meeting of stockholders (held in accordance with the provisions of this Certificate of Incorporation and the By-Laws of the Corporation) to adopt, authorize, or approve any of the following actions:

(1) A merger or consolidation by the Corporation with any corporation, other than a merger or consolidation with a wholly-owned, direct or indirect subsidiary of the Corporation in a transaction which this Corporation is the surviving corporation and in which all stockholders of this Corporation retain the same proportional voting and equity interests in the Corporation which they had prior to the consummation of the transaction; and

(2) Any sale, lease, exchange or other disposition, other than in the ordinary course of business (in a single transaction or in a related series of transactions) to any other corporation, person or other entity of any substantial assets of the Corporation, or the voting of any shares of any direct or indirect subsidiary, by proxy, written consent or otherwise, to permit such sale, lease, or other disposition by any direct or indirect subsidiary of the Corporation. For purposes of this Article NINTH, “substantial assets” shall mean assets in excess of twenty-five percent (25%) of the value of the gross assets of the Corporation on a consolidated basis, at the time of the transaction to which this definition relates, as determined by the Board of Directors.

(b) If any action referred to above in paragraph (a) has first been approved by resolution adopted by not less than two-thirds of the directors then in office, subject to any additional approval of stockholders required under applicable law, such action may be adopted, authorized, or approved by a majority of the votes cast by holders of shares of the Corporation entitled to vote thereon.

TENTH: (a) Special meetings of stockholders may be called by a majority of the directors then in office or by the Chief Executive Officer at any time for any purpose or purposes.

(b) To be properly brought before an annual meeting of stockholders, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the President, the Chairman of the Board of Directors or by vote of a majority of the full Board or Directors, or (iii) otherwise brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article TENTH.

(c) For nominations or other business to be properly brought before an annual meeting by a stockholder under this Article TENTH, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days (unless such day is not a business day, in which case the immediately preceding business day) prior to the first anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 40 days or delayed by more than 40 days from such anniversary date, then notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 120th day prior to the annual meeting or the 10th day following the day on which the date of the meeting is publicly announced. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving

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Appendix A

the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the number of shares of the Corporation which are owned (beneficially or of record) by such stockholder and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and of such beneficial owner in such business, and (D) a representation that such stockholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in this Article TENTH to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least 120 days prior to the first anniversary of the preceding year’s annual meeting, then a stockholder’s notice required by this Article TENTH will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(d) Only such business may be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Article TENTH, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article TENTH. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by this Article TENTH is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(e) Only those persons who are nominated in accordance with the procedures set forth in this Article TENTH will be eligible for election as directors at any meeting of stockholders. Only business brought before the meeting in accordance with the procedures set forth in this Article TENTH may be conducted at a meeting of stockholders. The Chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article TENTH and, if any proposed nomination or business is not in compliance with this Article TENTH, to declare that such defective proposal shall be disregarded.

(f) For purposes of this Article TENTH, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(g) Notwithstanding the foregoing provisions of this Article TENTH, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article TENTH. Nothing in this Article TENTH shall be deemed to remove any obligation of stockholders to comply with the requirements of Rule 14a-8 under the Exchange Act with respect to proposals requested to be included in the Corporation’s proxy statement pursuant to said Rule 14a-8.

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DIRECTIONS

CHURCH & DWIGHT CO., INC.

Princeton South Corporate Park

500 Charles Ewing Boulevard

Ewing, New Jersey 08628 USA

(609) 806-1200

www.churchdwight.com

From North

Via the New Jersey Turnpike

Take the New Jersey Turnpike S to Exit 9.

After the toll, stay right; take Route 18 North for 1/2 mile.

From Route 18, take Route 1 South for approximately 20 miles to the I-95 S exit.

Merge onto I-95 S and proceed approximately 5 miles.

From I-95 S, take Exit 4 for New Jersey 31 towards Ewing / Pennington.

Turn left onto NJ-31 S / Route 31 S.

After approximately 1/2 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

Via US Route 1 South

Take US Route 1 S to the I-95 S exit.

Merge onto I-95 S and proceed approximately 5 miles.

From I-95 S, take Exit 4 for New Jersey 31 towards Ewing / Pennington.

Turn left onto NJ-31 S / Rte. 31 S.

After approximately 1/2 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

From South

Via Interstate 95

Take Route I-95 North towards New Jersey.

Take Exit 4 for New Jersey 31 towards Ewing / Pennington.

Turn right onto NJ-31 S / Route 31 S.

After approximately 1/4 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

Via Interstate 295

Take Route I-295 N towards Trenton.

Continue onto I-95 S.

Take Exit 4 for New Jersey 31 towards Ewing / Pennington.

Turn left onto NJ-31 S / Route 31 S.

After approximately 1/2 mile, make a right onto Charles Ewing Boulevard.

Take the first turn on the right off of Charles Ewing Boulevard.

Follow signs for Church & Dwight Visitor Parking, and enter through the main entrance to reception.

Church & Dwight Co. | 2018 Proxy Statement	75

Church & Dwight Co., Inc. Princeton South Corporate Park 500 Charles Ewing Boulevard Ewing, New Jersey 08628

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery  of information up until 11:59 p.m. Eastern Time the day before the cut-off date  or meeting date. Have your proxy card in hand when you access the web site  and follow the instructions to obtain your records and to create an electronic  voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy  materials, you can consent to receiving all future proxy statements, proxy  cards and annual reports electronically via e-mail or the Internet. To sign up  for electronic delivery, please follow the instructions above to vote using the  Internet and, when prompted, indicate that you agree to receive or access proxy  materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until  11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have  your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717.  CHURCH & DWIGHT CO., INC.   PRINCETON SOUTH CORPORATE PARK   500 CHARLES EWING BOULEVARD  EWING, NJ 08628   E37293-P02446  CHURCH & DWIGHT CO., INC.  The Board of Directors recommends that you vote FOR  the following nominees:  1. Election of Directors  For   Against  Abstain  For   Against  Abstain   Nominees:  3. Proposal to amend and restate our Amended and  Restated Certificate of Incorporation to provide for the  annual election of all directors and eliminate or update  certain outdated provisions.   1a. Matthew T. Farrell    1b. Ravichandra K. Saligram     1c. Robert K. Shearer  4. Ratification of the appointment of Deloitte & Touche LLP  as our independent registered public accounting firm for  2018.     1d. Laurie J. Yoler  The Board of Directors recommends that you vote FOR  the following proposals:  To act on such other business as may properly be brought before  the meeting and any adjournments or postponements thereof.    2. Advisory vote to approve compensation of our named  executive officers.    For address changes and/or comments, please check this box and write them  on the reverse side where indicated.   Please indicate if you plan to attend this meeting.  Yes   No  IF NO INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION  OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. THIS  PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO  ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY  ADJOURNMENTS OR POSTPONEMENTS THEREOF.  Please sign exactly as your name(s) appear(s) hereon. All holders, including joint owners,  must sign below. When signing as attorney, executor, administrator, or other fiduciary,  please give full title as such. If the holder is a corporation or partnership, please sign in  full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 3, 2018: The Notice of Annual Meeting, Proxy Statement and 2017 Annual Report to Stockholders  are available at www.proxyvote.com.  E37294-P02446  CHURCH & DWIGHT CO., INC.  Annual Meeting of Stockholders - May 3, 2018  This proxy is solicited by the Board of Directors  The undersigned hereby appoints JAMES R. CRAIGIE, PATRICK D. DE MAYNADIER and ROBERT D. LEBLANC, and each of them, proxies, each with  full power of substitution, to vote all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting  of Stockholders of Church & Dwight Co., Inc. to be held on Thursday, May 3, 2018 at Church & Dwight Co., Inc., Princeton South Corporate Park, 500 Charles Ewing Boulevard, Ewing, NJ 08628 at 12:00 p.m., EDT, and at all adjournments or postponements thereof, subject to the directions  indicated on the reverse side of this proxy card.   If you are a participant in the Church & Dwight Co., Inc. Retirement Investment Fund Plans (the "401(k) Plans"), this proxy covers all shares  for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, the trustee of the 401(k) Plans.  This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting  instructions are not received by 11:59 p.m. Eastern Time on April 30, 2018, or for which no voting instructions are specified, will be voted by  the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan.  Address Changes/Comments:   (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)  Continued and to be signed on reverse side